                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

         AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement")
dated as of the 19th day of June 2003 by and among Sky Way Communications
Holding Corp., a Florida corporation ("SWYC"), SWYC Acquisition Corporation, a
Florida corporation, a wholly-owned subsidiary of SWYC ("Acquisition Corp."),
Sky Way Aircraft, Inc., a Nevada corporation ("SkyWay"), Brent Kovar, a principal beneficial shareholder (the "SkyWay Principal Shareholder") of Sky Way for the limited purpose of the indemnification provisions set forth in paragraph
13 hereto and Michael D. Farkas a principal beneficial shareholder (the "SWYC
Principal Shareholder") of SWYC for the limited purpose of the indemnification provisions set forth in paragraph 13 hereto.

                                   WITNESSETH:

         WHEREAS, the parties entered into an Agreement and Plan of Merger dated as of May 30, 2003 and desire to amend and restate the agreement in its entirety;

         WHEREAS, 10,000,000 shares of the commonstock, $.001 par value ("SkyWay
Common Stock") and 1,000,000 shares of the preferred stock, par value $.001
("SkyWay Preferred Stock"), of SkyWay are issued and outstanding as of the date hereof;

         WHEREAS, the Board of Directors of each of SWYC, Acquisition  Corp., and SkyWay have adopted, approved and authorized the execution and delivery of this Agreement so as to implement the Merger (as such term is hereinafter defined in Section 1 hereof) in compliance with the provisions of the General
Corporation Law of the State of Florida ("FGCL") and Title 7, Chapter 78 of the
Nevada Revised Statutes ("NRS") with the result that SkyWay shall continue as the surviving corporation and the separate existence of Acquisition Corp.
(except as it may be continued by operation of law) shall cease;

         WHEREAS, SWYC, Acquisition Corp. and SkyWay intend that the merger of
Acquisition Corp. with and into SkyWay will qualify as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the
"Code");

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and desire to prescribe certain conditions precedent to such Merger; and

         NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the result and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.       The Merger. Subject to the terms and conditions hereinbelow set forth, on the Effective Date (as hereinafter defined in Section 5 hereof) Acquisition
Corp. shall be merged with and into SkyWay (the "Merger") and, in connection therewith:

(a)      Except to the extent provided or permitted by the FGCL or NRS, the separate existence of Acquisition Corp. shall cease and terminate, and SkyWay shall continue as the surviving corporation and as a wholly-owned subsidiary of
SWYC (SkyWay as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation");

(b)      all of the rights, privileges, immunities, powers, franchises and authority (both public and private) of SkyWay and Acquisition Corp. shall vest in the Surviving Corporation;

(c)      all of the assets and property of SkyWay and AcquisitionCorp. of every kind, nature and description (real, personal and mixed and both tangible and intangible) and every interest therein, wheresoever located, including, without limitation, all debts or other obligations belonging or due to SkyWay or
Acquisition Corp., all claims and all causes of action, shall be, and be deemed to be, vested, absolutely and unconditionally, in the Surviving Corporation; and

(d)      all debts and  obligations of SkyWay or Acquisition Corp., all rights of creditors of SkyWay or Acquisition Corp. and all liens or security interests encumbering any of the property of SkyWay or Acquisition Corp. shall be vested in the Surviving Corporation and shall remain in full force and effect without modification or impairment and shall be, and be deemed to be, enforceable against the Surviving Corporation and its assets and properties with the same full force and effect as if such debts, obligations, liens or security interests had been originally incurred or created by the Surviving Corporation in its own name and for its own behalf. Without limiting the generality of the foregoing,
Surviving Corporation specifically assumes all continuing obligations which
SkyWay or Acquisition Corp. would otherwise have to indemnify its officers and directors, to the fullest extent currently provided in the Surviving
Corporation's Certificate of Incorporation, By-Laws and pursuant to the FGCL, with respect to any and all claims arising out of actions taken or omitted by such officers and directors prior to the Effective Date.

2.       Instruments of Conveyance. Without limiting the generality of the provisions of Section 1 hereof and/or the succession provisions of applicable law, the officers and directors of SkyWay last in office shall (to the extent they, or any of them, possess and/or may exercise the power to do so) execute, deliver and/or record such deeds and/or other instruments of transfer and/or conveyance, and take or cause to be taken, such other and further actions, as the case may be, as shall be reasonably requested by SkyWay or its legal counsel, to vest, perfect, confirm, implement the transfer of, or establish in the name, on behalf or for the account or the benefit of SkyWay, title to, and/or possession of, any or all of the assets, property, property interests, rights, privileges, immunities, powers and franchises owned and/or exercisable by Acquisition Corp. (or in which Acquisition Corp. had an interest and/or the power to exercise immediately prior to the Effective Date) and which was vested, or intended to be vested, in SkyWay pursuant to the provisions of this Agreement and the Merger.

3.       Constitutional Documents, Directors and Officers. On and as of the
Effective Date:

(a)      The Certificate of Incorporation of SkyWay on such date in full force and effect shall be the Certificate of Incorporation of the Surviving
Corporation, until the same shall be altered, amended, modified, terminated or rescinded in the manner provided by the NRS, which rights of alteration, amendment, modification, termination and/or rescission are hereby expressly reserved by SkyWay.

(b)      The By-Laws of SkyWay on such date in full force and effect shall be the By-Laws of the Surviving Corporation, until the same shall be altered, amended, modified, terminated or rescinded in the manner provided in the
Certificate of Incorporation of SkyWay and/or the NRS, which rights of alteration, amendment, modification, termination and/or rescission are hereby expressly reserved by SkyWay; and

(c)      The members of the Board of Directors of the Surviving Corporation
shall be the directors of SkyWay immediately prior to the Effective Date, who shall hold such office as provided in the By-Laws of SkyWay and/or the NRS. The officers of the Surviving Corporation shall be the former officers of SkyWay, who shall hold office as provided in the By-Laws of SkyWay.

4.       Conversion.

(a)      On the Effective Date, all of the outstanding shares of SkyWay Common
Stock shall be converted and exchanged into 1,000,000 shares of Series B
Convertible Preferred Stock, $.0001 par value of SWYC (to be authorized pursuant to Section 10(f) ("SWYC Series B Preferred Stock"), a copy of which is attached hereto as Exhibit A; and all of the outstanding Sky Way Preferred Stock shall be converted and exchanged into 1,000,000 shares of Series A Convertible Preferred
Stock, $.0001 par value of SWYC (to be authorized pursuant to Section 10(f)
("SWYC Series A Preferred Stock"), a copy of which is attached hereto as Exhibit
B.

(b)      On the Effective Date, each outstanding option and warrant of SkyWay which is exercisable into shares of SkyWay Common Stock, as set forth in
Schedule 4 (b) hereto, shall become an outstanding option and warrant of SWYC exercisable into shares of the SWYC Common Stock with the right to purchase the same number of shares at the same exercise price, with the same expiration date and subject to the same other terms and conditions.

(c)      each issued and outstanding share of the capital stock of Acquisition
Corp. shall be converted into and become one fully paid and nonassessable share of Common Stock of the Surviving Corporation.

(d)      The shares of the SWYC Common Stock and SWYC Preferred Stock to be
issued to the SkyWay shareholders or to other third parties as contemplated by
Section 15 of this Agreement shall be deemed to be "restricted securities" as defined by Rule 144(a)(3) under the Securities Act of 1933, as amended (the
"Securities Act"). The certificates evidencing such shares shall bear the following restrictive legend:

         "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold or otherwise  transferred  unless registered under the Securities Act or there is an opinion from counsel to the company that such sale or other transfer may be made pursuant to an exemption  from the  registration  requirement of the
Securities Act."

(e)       On the Effective Date, the officers of SWYC shall be Brent Kovar,
Chairman of the Board and President,  Jim Kent,  Chief  Executive  Officer,  Joy
Kovar,  Secretary,  each to  serve  until  the  first  meeting  of the  Board of
Directors  immediately following the next Annual Meeting of Stockholders of SWYC or until the Board otherwise directs.

(f)       On the Effective Date, the Board of Directors of SWYC shall be Brent
Kovar who shall serve until the next Annual Meeting of Stockholders of SWYC and
Jamee Kalimi who shall serve until her resignation from the Board of Directors becomes effective ten days after an Information Statement is mailed to all stockholders of the Company in compliance with Section 14(F) of the Exchange Act and Rule 14f-1 thereunder.

(g)       Anti-dilution rights. Notwithstanding the foregoing, in the event from the date hereof through the Third (3rd) Year anniversary of the Effective Date,
SWYC issues common stock or preferred stock pursuant to, or in connection with, a capital raise or financing (a "Financing") in the aggregate amount of up to
One Million ($1,000,000) Dollars, the common stockholders of SWYC on the date of the Effective Date, shall be entitled to the issuance of additional shares, on a pro rata basis, equal to the number of shares of common stock or preferred stock issued in connection with such Financing (the "Additional Shares"). The
Additional Shares shall be issued of the first day following the closing of each
Financing. No holder of SWYC Preferred Stock shall be entitled to receive any
Additional Shares in the event they convert their SWYC Preferred Stock into common stock after the Effective Date.

5.       The Effective Date.

(a)      Subject to the satisfaction and/or waiver of the conditions herein described, the Merger shall become effective as at the close of business on the date specified in the certificate of merger ("Certificate of Merger") to be filed in the manner required by the FGCL and NRS, or, if none, on the date of filing (the "Effective Date"). Upon the receipt by SkyWay of consents from the holders of more than 50% of the outstanding shares of the SkyWay Common Stock,
SkyWay and Acquisition Corp. shall cause to be filed the Certificate of Merger in the manner required by the FGCL and NRS. Such filing shall be made on, or as soon as practicable after, the Closing Date; and the parties hereto shall thereafter execute, acknowledge, deliver and/or record such other and further instruments, documents or certificates and/or take and perform such other and further actions as may be required to effect and/or implement the Merger.

(b)      The closing of the Merger (the "Closing") shall take place on such date, at such place and at such time (the "Closing Date") within two (2)
business days after the satisfaction or waiver of the last of the conditions set forth in Sections 11 and 12 hereof as shall be determined by the mutual consent of SWYC and SkyWay at the offices of Williams Law Group, P.A., Tampa, Florida.

6.       SkyWay Representations and Warranties. In order to induce SWYC and
Acquisition Corp. to execute, and perform their obligations under this
Agreement, SkyWay does hereby represent, warrant, covenant and agree (which representations, warranties, covenants and agreements shall be, and be deemed to be, continuing and survive the execution and delivery of this Agreement, the
Closing and the Effective Date) as follows:

(a)      SkyWay is a corporation duly organized and validly existing under the laws of the State of Nevada and has all requisite power and authority to own, lease and operate its properties and assets and to conduct the business as now conducted and as proposed to be conducted. A true, complete and correct copy of each of the Certificates of Incorporation, By-laws and other governing documents of SkyWay has in effect on the date of this Agreement, including all amendments thereto, have been filed as exhibits to SkyWay's registration statement filed on
Form SB-2 with the SEC.

(b)      Except as set forth in Schedule 6(b), SkyWay is duly qualified to do business as a foreign corporation, and is in good standing, in all jurisdictions, if any, wherein such qualification is necessary and where failure so to qualify would have a material adverse effect on the business, properties, liabilities, assets, operations, results of operations, condition (financial or otherwise) or affairs of SkyWay.

(c)      SkyWay has never had, nor does it have, any subsidiaries, nor has it ever owned, nor does it currently own, any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity.

(d)      Subject only to obtaining the consent of its shareholders as required by the NRS: (i) SkyWay has the full power and authority, corporate and otherwise, to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; (ii) the execution, delivery and performance of this Agreement, the consummation by SkyWay of the transactions herein contemplated and the compliance by SkyWay with the terms of this Agreement have been duly authorized by all necessary corporate action; (iii) this Agreement is the valid and binding obligation of SkyWay enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies;
(iv) the execution, delivery and performance of this Agreement by SkyWay and the consummation by SkyWay of the transactions herein contemplated do not, and will not, with or without the giving of notice or the lapse of time, or both, (A)
result in any violation of the Certificate of Incorporation or By-Laws of SkyWay
or (B) result in a breach of, or a conflict with, any of the terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of SkyWay pursuant to, any indenture, mortgage, note, contract, commitment or other agreement or instrument to which SkyWay is a party or by which it is, or any of its respective properties or assets are, or may be, bound or affected. No consent, approval, authorization or order of, or any filing with, any court, governmental agency, authority or body (other than the filing of a Certificate of Merger under the NRS) and/or any party to any agreement to which SkyWay is a party and/or by which it is bound is required in connection with the execution, delivery and performance of this Agreement and/or the consummation by SkyWay of the transactions contemplated by this Agreement.

(e)      SkyWay is not in violation of, or in default under, (i) any term or provision of its Certificate of Incorporation or By-Laws; (ii) any material term or provision of any financial covenant of any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party or by which it is, or any or its properties or assets are, or may be, bound or affected; or
(iii) any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over it or any of its properties or business. Except as set forth in Schedule 6
(e) SkyWay owns, possesses or has obtained all governmental and other licenses, permits, certifications, registration, approvals or consents and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to conduct its business or operations as presently conducted and all such governmental and other licenses, permits, certifications, registrations, approvals, consents and other authorizations are outstanding and in good standing and there are no proceedings pending or, to the best of its knowledge, threatened or any basis therefor existing, seeking to cancel, terminate or limit such licenses, permits, certifications, registrations, approvals or consents or authorizations.

(f)      Except as set forth on Schedule 6 (f) hereto, there are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any court or governmental agency, court or tribunal, domestic or foreign, or before any private arbitration tribunal, pending or, to the best of the knowledge of SkyWay, threatened against SkyWay or involving its assets which, if determined adversely to SkyWay, would, individually or in the aggregate, result in a material adverse change in the financial position, shareholders' equity, results of operations, properties, business, management or affairs of SkyWay, or which question the validity of this Agreement or of any action taken, or to be taken, by SkyWay pursuant to, or in connection with, this Agreement; nor, to the best of the knowledge of SkyWay, is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry to be made by any person and/or entity. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal specifically naming SkyWay and/or enjoining SkyWay from taking, or requiring SkyWay to take, any action, and/or by which SkyWay is, and/or its assets are, bound or subject.

(g)      Except as set forth in Schedule 6(g), SkyWay owns all trademarks, service marks, tradenames, copyrights, similar rights and their registrations, trade secrets, methods, practices, systems, ideas, know how and confidential materials used or proposed to be used in the conduct of its business as conducted as of the date hereof (collectively the "SkyWay Intangibles") free and clear of all liens, security interests, claims and encumbrances and rights and options of third parties (including, without limitation, former or current officers, directors, shareholders, employees and agents).

(h)      SkyWay has previously delivered to SWYC a copy of the financial statements as they were filed in SkyWay's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 accompanied by the audit report of
Pritchett, Siler & Hardy, P.C., SkyWay's independent auditors, with respect to such financial statements and will deliver prior to the Effective Date a review of the financial statements for the 1st quarter of 2003 (the "SkyWay Financial
Statements"). The SkyWay Financial Statements are, and will be, true and accurate, in accordance with the books and records of SkyWay and are, and will, present fairly in all material respects the financial position and results of operations of SkyWay as of the times and for the periods referred to therein, in each case in accordance with generally accepted accounting principles under current United States accounting rules and regulations, consistently applied
("GAAP"). All of the financial books and records of SkyWay have been made available to SWYC, and such books and records completely and fairly record in all material respects SkyWay's financial affairs which would normally be recorded in financial books and records.

         Except as will be set forth on the SkyWay Financial Statements, SkyWay has no debt, liability or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due and whether or not the amount hereof is readily ascertainable, that will not be reflected as a liability in the SkyWay Financial Statements or except for liabilities incurred by SkyWay in the ordinary course of business, consistent with past practices which are not otherwise prohibited by, or in violation of, or which will not result in a breach of, the representations, warranties and covenants of SkyWay contained in this Agreement. There will be no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 ("FAS No.
5") issued by the Financial Accounting Standards Board (the "FASB") which will not be adequately provided for in the SkyWay Financial Statements as required by
FAS No. 5.

(i)      Except as set forth in Schedule 6 (i), SkyWay does not currently own, nor has it ever owned, any real property. Schedule 6 (i) hereto also contains a list and a brief description of (i) all real property leased by SkyWay and (ii), with respect to each lease, the name of the lessor, any requirement of consent of the lessor to assignment (including assignment by way of merger or change in control) and the termination date of the lease. SkyWay has no written leases or subleases with respect to real property. SkyWay owns or has good and marketable title to its assets, properties and interests in properties which will be reflected in the latest balance sheet included in the SkyWay Financial
Statements and/or are utilized in connection with the operation of the business of SkyWay, in all cases free and clear of all liens, security interests, claims and encumbrances of every kind, nature and description and rights and options of others except as will be expressly set forth in such balance sheet.

(j)      SkyWay has not, except as set forth on Schedule 6 (j) hereto or in the
SkyWay Financial Statements, (i) incurred any obligation or liability (absolute or contingent, secured or unsecured); (ii) cancelled, without payment in full, any notes, loans or other obligations receivable or other debts or claims held by it; (iii) sold, assigned, transferred, abandoned, mortgaged, pledged or subjected to lien or security interest any of its material properties, tangible or intangible, or rights under any contract, permit, license, franchise or other agreement other than sales or other dispositions of goods or services in the ordinary course of business at customary prices; or (iv) declared, made or paid, or set aside for payment, any cash or non-cash dividends or other distribution on any shares of its capital stock.

(k)      SkyWay is not default, in any respect, under the terms of any outstanding agreement which is material to the business, operations, properties, assets or condition of SkyWay and there exists no event of default or event which, with notice and/or the passage of time, or both, would constitute any such default.

(l)      SkyWay has filed all federal, state, municipal and local tax returns
(whether relating to income, sales, franchise, withholding, real or personal property or otherwise) required to be filed under the laws of the United States and all applicable states and has paid in full all taxes which are due pursuant to such returns or claimed to be due by any taxing authority or otherwise due and owing. No penalties or other charges are, or will become, due with respect to the late filing of any such return. To the best of the knowledge of SkyWay, after due investigation, each such tax return heretofore filed by SkyWay correctly and accurately reflects the amount of its tax liability thereunder.
SkyWay has withheld, collected and paid all other levies, assessments, license fees and taxes to the extent required and, with respect to payments, to the extent that the same have become due and payable.

(m)      The authorized and outstanding capitalization of SkyWay is as set forth on Schedule 6(m) hereto. As of the date hereof and the Effective Date except as set forth on Schedule 6(m) hereto, there shall not be authorized and/or issued and outstanding any shares of capital stock of SkyWay and there shall not be outstanding any rights to purchase shares of capital stock of SkyWay. The issued and outstanding shares of the SkyWay Common Stock and the Sky Way Preferred
Stock have been duly authorized and validly issued. All outstanding shares of the SkyWay Common Stock and the Sky Way Preferred Stock are fully paid and nonassessable. Except as set forth on Schedule 4(b), there are no outstanding warrants, options, or similar rights to purchase or convert into the SkyWay
Common Stock or the Sky Way Preferred Stock. There are no preemptive rights with respect to the SkyWay Common Stock or the Sky Way Preferred Stock. SkyWay has no
reason to believe that any holder of such outstanding shares of the SkyWay
Common Stock or the Sky Way Preferred Stock is subject to personal liability solely by reason of being such a holder. The offers and sales of such outstanding shares of the SkyWay Common Stock and the Sky Way Preferred Stock
were, at all relevant times, exempt from the registration or prospectus delivery requirements of the Securities Act and any applicable state securities laws pursuant to an exemption for which SkyWay and/or such offering or sale fully qualified. No dividends, redemptions or other distributions of the assets of
SkyWay have been, or will be, declared and/or paid prior to the Closing Date on or with respect to the SkyWay Common Stock or the Sky Way Preferred Stock.

(n)      Except as set forth in Schedule 6 (n) hereto, or as set forth in, or as contemplated by this Agreement, since the date of the SkyWay Financial
 Statements, there has not been with respect to SkyWay:

(i)      Any loan to any person or entity and/or the issuance of any guaranty for, or with respect to, its or another's obligations;

(ii)     Any waiver or release of any material right or claim;

(iii)    Any incurrence of any material obligation or liability, absolute or contingent;

(iv)     Any payment of any material obligation or liability, absolute or contingent, except for current liabilities reflected in, or shown on, the most recent balance sheet of SkyWay and/or incurred subsequent to the date thereof in the ordinary course of business and/or in connection with the transactions contemplated by this Agreement; and

(v)      Any material adverse change in the business, assets, properties, liabilities, operations, results of operations, condition (financial or otherwise) or affairs of SkyWay;

(vi)     Any damage, destruction or loss, whether or not covered by insurance, having or which could reasonably be expected to have a material adverse effect on SkyWay;

(vii)    (A) Any liability created, assumed, guaranteed or incurred, or (B) any transaction, contract or commitment entered into, by SkyWay, in the case of either clause (A) or (B) other than in the ordinary course of business;

(viii)   Any payment, discharge or satisfaction of any material encumbrance by
SkyWay or any cancellation by SkyWay of any material debts or claims or any amendment, termination or waiver of any rights of material value to SkyWay;

(ix)     Any direct or indirect redemption, purchase or other acquisition of any such shares of the capital stock of SkyWay;

(x)      Any stock split, reverse stock split, combination, reclassification or recapitalization of the SkyWay Common Stock, or any issuance of any other security in respect of, or in exchange for, any shares of the SkyWay Common
Stock;

(xi)     Any issuance by SkyWay of any shares of its capital stock or any debt security or any subscription or similar right to acquire any shares of the
SkyWay capital stock;

(xii)    Any license, sale, transfer, pledge, mortgage or other disposition of any material tangible or intangible asset (including any SkyWay Intangibles) of
SkyWay;

(xiii)   Any termination of, or written indication of an intention to terminate or not renew, any material contract, license, commitment or other agreement between SkyWay and any other person;

(xiv)    Any material write-down or write-up of the value of any asset of
SkyWay, or any material write-off of any accounts receivable or notes receivable of SkyWay or any portion thereof;

(xv)     Any increase in, or modification of, compensation payable, or to become payable, to any director, officer, employee, consultant or agent of SkyWay, or the entering into of any employment contract with any officer or employee;

(xvi)    Any increase in, or modification or acceleration of, any benefits payable, or to become payable, under any bonus, pension, severance, insurance or other benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights)
made to, for or with any director, officer, employee, consultant or agent of
SkyWay other than as described in Schedule 4(b) hereto;

(xvii)   The making of any loan, advance or capital contribution to, or investment in, any person or the engagement in any transaction with any employee, officer, director or security holder of SkyWay, other than advances to employees in the ordinary course of business for travel and similar business expenses;

(xviii)  Any change in the accounting methods or practices followed by SkyWay or any change in depreciation or amortization policies or rates theretofore adopted;

(xix)    Any forward sales commitments at a price less than SkyWay's cost of sales for such commitments;

(xx)     Any termination of employment of any officer or key employee of SkyWay or any expression of intention by any officer or key employee of SkyWay to resign from such office or employment with SkyWay;

(xxi)    Any amendments or changes in SkyWay's Certificate of Incorporation or
By-Laws;

(xxii)   Any agreement, understanding, authorization or proposal, whether in writing or otherwise, for SkyWay to take any of the actions described in this
Section 8(n).

(o)      Except with respect to the Global/Aircraft License Agreement (as defined in Section 9(g) hereof), that is to be amended and restated pursuant to
Section 9(g) hereof, no other person, entity, company, corporation, business, individual, has any right or license to use, develop, manufacture, license, transfer, assign, sell, or convey the Technology below for any use whatsoever.
"Technology" is defined as that certain voice and data transmission technology known and referred to as High Intensity Transfer Technology, also known as HITTS that is set forth in the specification of United States patent application number 09/592,687, filed June 13, 2000, and entitled "Digital data transmission utilizing vector coordinates within a hyperbola model." The Global/Aircraft
License Agreement is attached as an exhibit to the New License Agreement attached hereto as Exhibit C.

7.       SWYC Representations and Warranties. In order to induce SkyWay to execute, and perform its obligations under, this Agreement, SWYC does hereby represent, warrant, covenant and agree (which representations, warranties, covenants and agreements shall be, and be deemed to be, continuing and survive the execution and delivery of this Agreement, the Closing and the Effective
Date) as follows:

(a)      SWYC is a corporation duly organized, validly existing and in standing under the laws of the State of Florida, with full power and authority, corporate and otherwise, and with all licenses, permits, certifications, registrations, approvals, consents and franchises necessary to own or lease and operate its properties and to conduct its business as currently being conducted.

(b)      SWYC is duly qualified to do business as a foreign corporation, and is in good standing, in all jurisdictions, if any, wherein such qualification is necessary and where failure so to qualify would have a material adverse effect on the business, properties, liabilities, assets, operations, results of operations, condition (financial or otherwise) or affairs of SWYC.

(c)      Other than Acquisition Corp., which is a wholly-owned subsidiary of
SWYC, SWYC never had, nor does it have, any subsidiaries, nor has it ever owned, nor does it currently own, any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity.

(d)      (i) SWYC has the full power and authority, corporate and otherwise, to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; (ii) the execution, delivery and performance of this
Agreement, the consummation by SWYC of the transactions herein contemplated and the compliance by SWYC with the terms of this Agreement have been duly authorized by all necessary corporate action; (iii) this Agreement is the valid and binding obligation of SWYC enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies; (iv) the execution, delivery and performance of this Agreement by SWYC and the consummation by SWYC of the transactions herein contemplated do not, and will not, with or without the giving of notice or the lapse of time, or both, (A)
result in any violation of the Certificate of Incorporation or By-Laws of SWYC,
(B) result in a breach of, or a conflict with, any of the terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of SWYC pursuant to, any indenture, mortgage, note, contract, commitment or other agreement or instrument to which SWYC is a party or by which it is, or any of its respective properties or assets are, or may be, bound or affected. No consent, approval, authorization or order of, or filing with, any court, governmental agency, authority or body (other than as required pursuant to the Securities Exchange
Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder) or as otherwise provided in this Agreement) and/or any party to an agreement to which SWYC is a party and/or by which it is bound is required in connection with the execution, delivery and performance of this
Agreement and/or the consummation by SWYC of the transactions contemplated by this Agreement.

(e)      SWYC is not in violation of, or in default under, (i) any term or provision of its Certificate of Incorporation or By-Laws; (ii) any material term or provision of any financial covenant of any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party or by which it is, or any or its properties or assets are, or may be, bound or affected; or
(iii) any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over it or any of its properties or business, including, without limitation, all reporting obligations pursuant to the Exchange Act and the rules and regulations promulgated thereunder. SWYC owns, possesses or has obtained all governmental and other licenses, permits, certifications, registration, approvals or consents and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to conduct its business or operations as presently conducted and all such governmental and other licenses, permits, certifications, registrations, approvals, consents and other authorizations are outstanding and in good standing and there are no proceedings pending or, to the best of its knowledge, threatened or any basis therefor existing, seeking to cancel, terminate or limit such licenses, permits, certifications, registrations, approvals or consents or authorizations.

(f)      Except as set forth in Schedule 7 (f), there are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any court or governmental agency, court or tribunal, domestic or foreign, or before any private arbitration tribunal, pending or, to the best of the knowledge of SWYC, threatened against SWYC or involving its assets which, if determined adversely to SWYC, would, individually or in the aggregate, result in a material adverse change in the financial position, stockholders' equity, results of operations, properties, business, management or affairs of SWYC, or which question the validity of this Agreement or of any action taken, or to be taken, by SWYC pursuant to, or in connection with, this Agreement; nor, to the best of the knowledge of SWYC, is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry to be made by any person and/or entity. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal specifically naming SWYC and/or enjoining SWYC from taking, or requiring SWYC to take, any action and/or by which SWYC is, and/or its assets are, bound or subject.

(g)      SWYC owns no trademarks, service marks, tradenames, copyrights, similar rights and their registrations, trade secrets, methods, practices, systems, ideas, know how and confidential materials (collectively the "SWYC Intangibles")
used or proposed to be used in the conduct of its business as intended to be conducted as of the date hereof. All SWYC Intangibles related to its former intended business of conducting on the Internet auctions between prospective buyers and sellers have been disposed of and are no longer assets of SWYC, nor does SWYC have any liabilities related thereto.

(h)      SWYC is not aware of any material misstatements or omissions in any periodic report previously filed by SWYC pursuant to Section 13 of the Exchange
Act or in any proxy or information material previously furnished to its stockholders pursuant to Section 14 of the Exchange Act.

(i)      SWYC has previously delivered to SkyWay a copy of the financial statements as they were filed in; (a) SWYC's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 accompanied by the audit report of
Seligson & Viannattasion, LLP, SWYC's independent auditors, with respect to such financial statements and (b) SWYC's Quarterly Financial Report on Form 10-QSB
for the 1st quarter ended March 31, 2003 (the "SWYC Financial Statements"). The
SWYC Financial Statements are true and accurate, are in accordance with the books and records of SWYC and present fairly in all material respects the financial position and related results of operations of SWYC as of the times and for the periods referred to herein, in each case in accordance with GAAP. All of the financial books and records of SWYC have been made available to SkyWay, and such books and records completely and fairly record in all material respects
SWYC's financial affairs which would normally be recorded in financial books and records.

         Except as set forth in Schedule 7 (k) and 7 (o), SWYC has no debt, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due and whether or not the amount thereof is readily ascertainable, that are not reflected as a liability in the SWYC
Financial Statements or except for liabilities incurred by SWYC in the ordinary course of business since March 31, 2003 consistent with past practices which are not otherwise prohibited by, or in violation of, or which will not result in a breach of, the representations, warranties and covenants of SWYC contained in this Agreement. There was no material loss contingencies (as such term is used in FAS No. 5 issued by the FASB) which were not adequately provided for in the
SWYC Financial Statements as required by FAS No. 5.

(j)      SWYC does not currently own, nor has it ever owned, any real property,
Schedule  7(j) hereto  contains a list and a brief  description  of (i) all real property  leased by SWYC and (ii),  with respect to each lease,  the name of the lessor,  any  requirement  of  consent of the  lessor to  assignment  (including assignment  by way of merger or change in control) and the  termination  date of the lease.  SWYC has made  available to SkyWay true and  complete  copies of all leases,  if any.  SWYC  owns and has good and  marketable  title to its  assets, properties and interests in properties which are reflected in the latest balance sheet included in the SWYC Financial Statements,  in all cases free and clear of all liens, security interests, claims and encumbrances of every kind, nature and description  and rights and options of others  except as expressly  set forth in such balance sheet.

(k)      SWYC has not, except as set forth on Schedule 7(k) hereto or in the
SWYC Financial Statements, (i) incurred any obligation or liability (absolute or contingent, secured or unsecured); (ii) cancelled, without payment in full, any notes, loans or other obligations receivable or other debts or claims held by it; (iii) sold, assigned, transferred, abandoned, mortgaged, pledged or subjected to lien or security interest any of its material properties, tangible or intangible, or rights under any contract, permit, license, franchise or other agreement; (iv) entered into any line of business other than that previously conducted by it prior to the date hereof or entered into any transaction not in the ordinary course of its business; or (v) declared, made or paid, or set aside for payment, any cash or non-cash dividends or other distribution on any shares of its capital stock.

(l)      Except as set forth in Schedule 7 (l) or in the SWYC Financial
Statements, SWYC is not in default, in any respect, under the terms of any outstanding agreement which is material to the properties, assets or financial condition of SWYC and there exists no event of default or event which, with notice and/or the passage of time, or both, would constitute any such default.

(m)      SWYC has filed all federal, state, municipal and local tax returns
(whether relating to income, sales, franchise, withholding, real or personal property or otherwise) required to be filed under the laws of the United States and all applicable states and has paid in full all taxes which are due pursuant to such returns or claimed to be due by any taxing authority or otherwise due and owing. No penalties or other charges are, or will become, due with respect to the late filing of any such return. To the best of the knowledge of SWYC, after due investigation, each such tax return heretofore filed by SWYC correctly and accurately reflects the amount of its tax liability thereunder. SWYC has withheld, collected and paid all other levies, assessments, license fees and taxes to the extent required and, with respect to payments, to the extent that the same have become due and payable.

(n)      The authorized and outstanding capitalization of SWYC is as set forth on Schedule 7(n) hereto. As of the date hereof and the Closing Date, there shall not be authorized and/or issued and outstanding any shares of capital stock of
SWYC except as set forth on Schedule 7(n) or in the next sentence and there shall not be outstanding any rights to purchase shares of capital stock of SWYC.
The issued and outstanding shares of the SWYC Common Stock have been duly authorized and validly issued and the shares to be issued to Atlas will be duly authorized and validly issued. All of the outstanding shares of the SWYC Common
Stock are fully paid and nonassessable. Except as set forth on Schedule 7(n), there are no outstanding warrants, options, or similar rights to purchase or convert into the SWYC Common Stock. There are no preemptive rights with respect to the SWYC Common Stock. SWYC has no reason to believe that any holder of such outstanding shares of the SWYC Common Stock is subject to personal liability solely by reason of being such a holder. The offers and sales of such outstanding shares of the SWYC Common Stock were, at all relevant times, exempt from the registration or prospectus delivery requirements of the Securities Act and any applicable state securities laws pursuant to an exemption for which SWYC and/or such offering or sale fully qualified. No dividends, redemptions or other distributions of the assets of SWYC have been, or will be, declared and/or
SkyWay prior to the Closing Date on or with respect to the SWYC Common Stock.
The shares of the SWYC Common Stock have been registered under Section 12(g) of the Exchange Act.

(o)      Except as set forth in Schedule 7 (k) and 7(o) hereto, or as set forth in, or as contemplated by this Agreement, since March 31, 2003, there has not been with respect to SWYC:

(i)      Any loan to any person or entity and/or the issuance of any guaranty for, or with respect to, its or another's obligations;

(ii)     Any waiver or release of any material right or claim;

(iii)    Any incurrence of any material obligation or liability, absolute or contingent;

(iv)     Any payment of any material obligation or liability, absolute or contingent, except for current liabilities reflected in, or shown on, the most recent balance sheet of SWYC and/or incurred subsequent to the date thereof in the ordinary course of business and/or in connection with the transactions contemplated by this Agreement; and

(v)      Any material adverse change in the business, assets, properties, liabilities, operations, results of operations, condition (financial or otherwise) or affairs of SWYC;

(vi)     Any damage, destruction or loss, whether or not covered by insurance, having or which could reasonably be expected to have a material adverse effect on SWYC;

(vii)    (A) Any liability created, assumed, guaranteed or incurred, or (B) any transaction, contract or commitment entered into, by SWYC, in the case of either clause (A) or (B) other than in the ordinary course of business;

(viii)   Any payment, discharge or satisfaction of any material encumbrance by
SWYC or any cancellation by SWYC of any material debts or claims or any amendment, termination or waiver of any rights of material value to SWYC;

(ix)     Any direct or indirect redemption, purchase or other acquisition of any such shares of the capital stock of SWYC;

(x)      any stock split, reverse stock split, combination, reclassification or recapitalization of the SWYC Common Stock, or any issuance of any other security in respect of, or in exchange for, any shares of the SWYC Common Stock;

(xi)     Any issuance by SWYC of any shares of its capital stock or any debt security or any  subscription  or similar right to acquire any shares of the
SWYC capital stock;

(xii)    Any license, sale, transfer, pledge, mortgage or other disposition of any material tangible or intangible asset (including any SWYC Intangibles) of
SWYC;

(xiii)   Any termination of, or written indication of an intention to terminate or not renew, any material contract, license, commitment or other agreement between SWYC and any other person;

(xiv)    Any material write-down or write-up of the value of any asset of SWYC, or any material write-off of any accounts receivable or notes receivable of SWYC or any portion thereof;

(xv)     Any increase in, or modification of, compensation payable, or to become payable to, any director, officer, employee, consultant or agent of SWYC, or the entering into of any employment contract with any officer or employee;

(xvi)    Any increase in, or modification or acceleration of, any benefits payable or to become payable under any bonus, pension, severance, insurance or other benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights)
made to, for or with any director, officer, employee, consultant or agent of
SWYC other than as described in Schedule 9(n) hereto;

(xvii)   The making of any loan, advance or capital contribution to, or investment in, any person or the engagement in any transaction with any employee, officer, director or security holder of SWYC, other than advances to employees in the ordinary course of business for travel and similar business expenses;

(xviii)  Any change in the accounting methods or practices followed by SWYC or any change in depreciation or amortization policies or rates theretofore adopted;

(xix)    Any termination of employment of any officer or key employee of SWYC or any expression of intention by any officer or key employee of SWYC to resign from such office or employment with SWYC;

(xx)     Any amendments or changes in SWYC's Certificate of Incorporation or
By-Laws not relating to a change in name;

(xxi)    Any agreement, understanding, authorization or proposal, whether in writing or otherwise, for SWYC to take any of the actions described in this
Section 7(o).

(p)       Subject to the restrictions set forth in Section 4(d) hereof and as required by applicable law, at the Closing, all of the shares of the SWYC Common
Stock to be issued by SWYC pursuant to this Agreement shall be, and be deemed to be, duly and validly authorized and, when issued to the SkyWay shareholders in exchange for their shares of the SkyWay Common Stock, duly and validly issued, fully paid and nonassessable and free and clear of all federal and state issuance, stock and/or company taxes, liens, security interests, claims, encumbrances and charges.

8.       Acquisition Corp. Representations and Warranties. In order to induce
SkyWay to execute, and perform its obligations under, this Agreement,
Acquisition Corp. does hereby represent, warrant, covenant and agree (which representations, warranties, covenants and agreements shall be, and be deemed to be, continuing and survive the execution and delivery of this Agreement, the
Closing and the Effective Date) as follows:

(a)      Acquisitio  Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with full power and authority, corporate and otherwise. Neither prior to the date hereof has
Acquisition Corp. engaged, nor prior to the Closing Date will Acquisition Corp.
engage, in any business activity of any kind, nature or description except in connection with the implementation of the transactions herein described.
Acquisition Corp. has no subsidiaries, nor, at the present time is it, or at the
Closing will it be, a partner or joint venturer with any other person or entity.
Acquisition Corp. is a wholly-owned subsidiary of SWYC.

(b)      (i)  Acquisition Corp. has the full power and authority, corporate and otherwise, to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; (ii) the execution, delivery and performance of this Agreement, the consummation by Acquisition Corp. of the transactions herein contemplated and the compliance by Acquisition Corp. with the terms of this Agreement have been duly authorized by Acquisition Corp.; (iii) this
Agreement is the valid and binding obligation of Acquisition Corp., enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies; (iv) the execution, delivery and performance of this Agreement by Acquisition Corp. and the consummation by Acquisition Corp. of the transactions herein contemplated do not, and will not, with or without the giving of notice or the lapse of time, or both, (A) result in any violation of the Certificate of Incorporation or By-Laws of Acquisition Corp., (B) result in a breach of, or a conflict with, any of the terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of Acquisition Corp. pursuant to, any indenture, mortgage, note, contract, commitment or other agreement or instrument to which Acquisition Corp. is a party or by which it is, or any of its properties or assets are, or may be, bound or affected; or (C) to the best knowledge of Acquisition Corp., after due investigation, violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over Acquisition Corp.
or its assets. Except as otherwise required by the FGCL, no consent, approval, authorization or order of any court, governmental agency, authority or body, is required in connection with the execution, delivery and performance of this
Agreement, and/or the consummation by Acquisition Corp. of the transactions contemplated by this Agreement.

(c)      Acquisition Corp. is not in violation of, or in default under, (i) any term or provision of its Certificate of Incorporation or By-Laws; (ii) any
material term or provision of any financial covenant of any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party or by which it or any or its properties is, or may be, bound or affected; or (iii)
any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over it or any of its assets.

(d)      Acquisition Corp. was incorporated on May 19, 2003, has no assets and has incurred no liabilities  other than its  incorporation  costs.  Prior to the date hereof,  Acquisition Corp. has conducted no business  operations and, prior to the  Effective  Date,  its sole  activities  will be in  connection  with the transactions contemplated by this Agreement.

(e)      There are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any court or governmental agency, court or tribunal, domestic, or foreign, or before any private arbitration tribunal, pending or, to the best of the knowledge of Acquisition Corp., threatened against Acquisition Corp. or involving its assets which, if determined adversely to Acquisition Corp., would, individually or in the aggregate, result in a material adverse change in the financial position, shareholders' equity, results of operations, properties, business, management or affairs of Acquisition Corp., or which question the validity of this Agreement or of any action taken or to be taken by Acquisition Corp. pursuant to, or in connection with, this Agreement;
nor, to the best of the knowledge of Acquisition Corp., is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry to be made by any person and/or entity. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal specifically naming Acquisition Corp. and/or enjoining Acquisition Corp. from taking, or requiring Acquisition Corp. to take, any action, and/or by which
Acquisition Corp. is, and/or its assets are, bound or subject.

9.       SkyWay Covenants. SkyWay shall, during the period commencing on the date hereof and terminating immediately following the close of business on the
Effective Date (or earlier, upon the failure or refusal of the SkyWay shareholders or the SWYC stockholders to approve this Agreement and/or the termination of this Agreement as hereinafter provided):

(a)      Take and perform any and all actions necessary to render accurate, and/or maintain the accuracy of, all of the representations and warranties of
SkyWay herein contained and/or satisfy each covenant or condition required to be performed or satisfied by SkyWay at or prior to the Closing and/or to cause or permit the implementation of the Merger;

(b)      Not take or perform any action which would or might cause any representation or warranty made by SkyWay herein to be rendered inaccurate, in whole or in part, and/or which would prevent, inhibit or preclude the satisfaction, in whole or in part, of any covenant required to be performed or satisfied by SkyWay at or prior to the Closing and/or the implementation of the
Merger;

(c)      Carry on and maintain its business in substantially the same form, style and manner as heretofore operated by it; perform, in all material respects, all of its respective obligations under all material agreements, leases and documents relating to or affecting its respective assets, properties and businesses; and use its best efforts to preserve intact its business organization and the good will and relationships with its suppliers, customers and others having business relations with it;

(d)      Obtain pursuant to the NRS the required shareholder consent to approve the merger of Acquisition Corp. into SkyWay and give notice to the non-consenting shareholders in accordance with the NRS, if applicable.

(e)      Immediately advise SWYC of any event, condition or occurrence which constitutes, or may, with the passage of time and/or giving of notice, constitute, a breach of any representation or warranty of SkyWay herein contained and/or which prevents, inhibits or limits or may prevent, inhibit or limit SkyWay from satisfying, in full and on a timely basis, any covenant, term or condition herein contained and/or implementing this Agreement.

(f)      (i) amend and restate the license agreement (the "Global/Aircraft
License Agreement") between Sky Way Global and SkyWay and (iii) execute a new license agreement (the "New License Agreement") Sky Way Global and SkyWay in
form and substance substantially similar to the license agreement attached hereto as Exhibit C.

(g)      Execute an employment contract with assignment of patents and inventions provisions between SkyWay Principal Shareholder and SkyWay in form and substance substantially similar to the employment contract agreements attached hereto as Exhibit D and execute an employment contract with assignment of patents and inventions provisions between James Kent and SkyWay in form and substance substantially similar to the employment contract E respectively
(collectively the "Employment Contracts").

10.       SWYC Covenants. SWYC shall, during the period commencing on the date hereof and terminating immediately following the close of business on the
Effective Date (or earlier, upon the failure or refusal of the SkyWay shareholders or the SWYC stockholders to approve this Agreement and/or the termination of this Agreement as hereinafter provided):

(a)      Take and perform any and all actions necessary to render accurate, and/or maintain the accuracy of, all of the representations and warranties of
SWYC herein contained and/or satisfy each covenant or condition required to be performed or satisfied by SWYC at or prior to the Closing and/or to cause or permit the implementation of the Merger;

(b)      Not take or perform any action which would or might cause any representation or warranty made by SWYC herein to be rendered inaccurate, in whole or in part, and/or which would prevent, inhibit or preclude the satisfaction, in whole or in part, of any covenant required to be performed or satisfied by SWYC at or prior to the Closing and/or the implementation of the
Merger;

(c)      Perform, in all material respects, all of its obligations under all material agreements, leases and documents relating to or affecting its assets or properties;

(d)      Not make any announcement to the public in general and/or within its industry and/or otherwise with respect to this Agreement, the Merger and the current or future business or operations of any party hereto without the prior written consent of SkyWay or, in the case of an announcement required by applicable securities laws, prior consultation with SkyWay;

(e)      Immediately advise SkyWay of any event, condition or occurrence which constitutes, or may, with the passage of time and/or giving of notice, constitute, a breach of any representation or warranty of SWYC herein contained and/or which prevents, inhibits or limits or may prevent, inhibit or limit SWYC from satisfying, in full and on a timely basis, any covenant, term or condition herein contained and/or implementing this Agreement;

(f)      Authorize and file the Certificate of Designations for the Series A
Preferred and Series B Preferred.

11.      SWYC and Acquisition Corp. Conditions Precedent. The obligations of
SWYC and Acquisition Corp. to implement this Agreement and consummate the Merger are, at their respective elections, subject to, and conditioned upon, the SWYC satisfaction (and/or waiver) of each of the following conditions:

(a)      The conversion (the "Conversion") of Sky Way Global Interests into
SkyWay common stock shall have taken place.

(b)      There shall be no more than 10,000,000 shares of Common Stock outstanding in SkyWay.

(c)      Prior to the Closing Date, the holders of more than 50% of the outstanding shares of the SkyWay Common Stock and SkyWay Preferred Stock shall have consented to this Agreement and the Merger in accordance with the NRS.

(d)      The Global/Aircraft License Agreement has been amended and restated and a New License Agreement has been executed and is in full force and effect.

(e)      The representations and warranties of SkyWay contained in this
Agreement shall be true and correct in all material respects as of the Effective
Date with the same effect as if made on and as of the Effective Date and SkyWay shall have performed in all material respects all of its covenants and obligations contemplated hereunder to be performed on or prior to the Effective
Date. At the Closing, SWYC shall have received a certificate, executed by the
Chief Executive Officer and the Secretary of SkyWay (effective as of the Closing and the Effective Date) and in form reasonably acceptable to SWYC, certifying as of both the date of this Agreement and the Closing Date, the truth and accuracy of (and the remaking of) the representations and warranties of SkyWay herein contained, including, without limitation, those set forth in Section 6 hereof.

(f)      Prior to the Closing, there shall not have occurred any material adverse change in the financial condition, business or operations of SkyWay, nor shall any event have occurred or condition exist which, with the passage of time or the giving of notice, or both, may cause or create any such adverse material change.

(g)      Prior to the Closing, all corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be in form and content reasonably satisfactory to SWYC and its counsel and SWYC and its counsel shall have received all counterpart originals or certified or other copies of such documents and instruments as they may reasonably request.

(h)      No action or proceeding shall have been instituted and be pending by any private party and/or governmental agency or authority challenging the legality of this Agreement or the Merger and/or seeking to prevent or delay consummation of the transactions herein contemplated, which action or proceeding shall have resulted in an order granting preliminary or permanent injunctive relief prohibiting consummation of this Agreement and/or the Merger and which order shall not have been vacated as of the Closing.

(i)      the Employment Contracts have been executed.

(j)      All statutory requirements for the valid consummation by SkyWay of the transactions herein described shall have been fully and timely satisfied; all authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained in order to permit consummation by SkyWay of the transactions herein described and/or to permit the businesses currently carried on by SkyWay to continue unimpaired in all material respects immediately following the Effective Date shall have been obtained and shall be in full force and effect; and no action or proceeding to suspend, revoke, cancel, terminate, modify or alter any of such authorizations, consents or approvals shall be pending or threatened.

(k)      All schedules, exhibits, and other matters contemplated to be undertaken following the execution of this Agreement shall have been completed and attached hereto.

12.      SkyWay Conditions Precedent. The obligation of SkyWay to implement this
Agreement and to consummate the Merger is, at its election, subject to, and conditioned upon, the satisfaction (and/or waiver) of each of the following conditions:

(a)      Prior to the Closing Date, the holders of more than 50% of the outstanding shares of the SkyWay Common Stock shall have consented to this
Agreement and the Merger in accordance with the NRS.

(b)      the Certificate of Designations for the Series A Preferred and Series B
Preferred have been filed and authorized.

(c)      The representations and warranties of SWYC and Acquisition Corp.
contained in this Agreement shall be true and correct in all material respects as of the Effective Date with the same effect as if made on and as of the
Effective Date. At the Closing, SkyWay shall have received a certificate, executed by the President and the Secretary of SWYC and Acquisition Corp.
(effective as of the Closing and the Effective Date) and in form and content reasonably acceptable to SkyWay, certifying, as to both the date of this
Agreement and the Closing Date the truth and accuracy of (and the remaking of)
the representations and warranties of SWYC and Acquisition Corp. herein contained, including, without limitation, those set forth in Sections 7 and 8 hereof.

(d)      Prior to the Closing, all corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be in form and content reasonably satisfactory to SkyWay and its counsel and SkyWay and its counsel shall have received all counterpart originals or certified or other copies of such documents and instruments as they may reasonably request.

(e)      No action or proceeding shall have been instituted and be pending by any private party and/or governmental agency or authority challenging the legality of this Agreement or the Merger and/or seeking to prevent or delay consummation of the transactions herein contemplated, which action or proceeding shall have resulted in an order granting preliminary or permanent injunctive relief prohibiting consummation of this Agreement and/or the Merger and which order shall not have been vacated as of the Closing.

 (f)      All statutory requirements for the valid consummation by SWYC of the transactions  herein described shall have been fully and timely  satisfied;  all
authorizations,   consents  and  approvals  of  all  federal,  state  and  local governmental agencies and authorities required to be obtained in order to permit consummation  by SWYC of the  transactions  herein  described  shall  have  been obtained and shall be in full force and effect;  and no action or  proceeding to suspend, revoke, cancel, terminate,  modify or alter any of such authorizations, consents or approvals shall be pending or threatened.

(g)       All schedules, exhibits, and other matters contemplated to be undertaken following the execution of this Agreement shall have been completed and attached hereto.

13.      Indemnification

(a)       SWYC and the SWYC Principal Shareholder, jointly and  severally, agree to indemnify and hold harmless SkyWay and its successors and assigns (the
"SkyWay Indemnitees") against and in respect of any and all claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses arising out of or based upon any breach of any representation or warranty, covenant or agreement of SWYC contained in this Agreement or in any other agreement executed and delivered hereunder or in connection herewith
(referred to as "SkyWay Losses").

(b)      Indemnity by SkyWay and SkyWay Principal Shareholder. SkyWay and SkyWay
Principal Shareholder jointly and severally, agree to indemnify and hold harmless SWYC its respective successors and assigns, shareholders, employees,
(the "SWYC Indemnitees") against and in respect of any and all claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses arising out of or based upon any breach of any representation, warranty, covenant or agreement of SkyWay contained in this Agreement, or in any other agreement executed and delivered by SkyWay (referred to as the "SWYC
Losses").

(c)      Defense of Claims. Any SkyWay Indemnitee or SWYC Indemnitee (the
"Indemnified Party") seeking indemnification under this Agreement shall give to the party obligated to provide indemnification to such Indemnified Party (the
"Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder promptly upon learning of the existence of such claim. Upon receipt by the Indemnitor of a
Claim Notice from an Indemnified Party with respect to any claim of a third party, such Indemnitor may assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party and, in such event, shall agree to pay and otherwise discharge with the Indemnitor's own assets all judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses related thereto; and the Indemnified Party shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. If the Indemnitor does not assume the defense thereof within ten days of its receipt of the Claim Notice, the Indemnitor shall similarly cooperate with the
Indemnified Party in such defense or prosecution. The Indemnified Party shall have the right to participate in the defense or prosecution of any lawsuit with respect to which the Indemnitor has assumed the defense and to employ its own counsel therein, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnitor shall not have promptly employed counsel reasonably satisfactory to such Indemnified Party to take charge of the defense of such action, (ii) such Indemnified Party shall have reasonably concluded that there exists a significant conflict of interest with respect to the conduct of such Indemnified Party's defense by the
Indemnitor, or (iii) the Indemnitor fails to provide reasonable insurance to the
Indemnified Party of its financial capacity to defend such action and provide indemnification with respect to such action, in any of which events such reasonable fees and expenses shall be borne by the Indemnitor and the Indemnitor shall not have the right to direct the defense of any such action on behalf of the Indemnified Party. The Indemnitor shall have the right, in its sole discretion, to settle any claim (a) which is solely for monetary damages for which indemnification has been sought and is available hereunder, and (b) where there is no finding or admission of any violation of any legal requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, provided that the Indemnitor shall not agree to the settlement of any claim which constitutes the subject of a
Claim Notice which settlement in the reasonable opinion of the Indemnified Party would have a material adverse continuing effect on the business of the
Indemnified Party without the prior written consent of the Indemnified Party.
The Indemnified Party shall give written notice to the Indemnitor of any proposed settlement of any suit, which settlement the Indemnitor may, if it shall have assumed the defense of the suit, reject in its reasonable judgment within 10 days of receipt of such notice. Notwithstanding the foregoing the
Indemnified Party shall have the right to pay or settle any suit for which indemnification has been sought and is available hereunder, provided that, if the defense of such claim shall have been assumed by the Indemnitor, the
Indemnified Party shall automatically be deemed to have waived any right to indemnification hereunder.

14.      Termination.

(a)      This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Date, whether before or after submission to, or approval by, the SkyWay shareholders as herein provided either: (a) by mutual agreement of the Boards of Directors of SkyWay and SWYC; or (b) by the Board of Directors
of either SkyWay or SWYC if either (i) the Closing shall not have taken place on or prior to June 30, 2003, or such later date as is mutually agreed (other than by reason of the default hereunder by the terminating party) or (ii) there is any statute, rule or regulation which makes consummation of the Merger illegal or otherwise prohibited or any order, decree, injunction or judgment enjoining
SWYC, SkyWay or Acquisition Corp. from consummating the Merger is issued by a court of competent jurisdiction and such order, decree, injunction or judgment has become final and non-appealable.

(b)      If SkyWay terminates this Agreement if any reason whatsoever, SkyWay will be obligated to pay SWYC Five Hundred Thousand ($500,000.00) Dollars;
provided however, if SkyWay terminates the Agreement due to a breach of a SWYC representation or warranty set forth in Section 7, due to a breach of an
Acquisition Corp. representation or warranty set forth in Section 8, or due to the failure of SWYC to fulfill its covenants set forth in Section 10, then
SkyWay's obligations with respect to this Section 14 (b) herein shall terminate.

(c)      In the event of the termination of this Agreement as provided in subsection (a) of this Section 14, all of the obligations and liabilities of the parties under this Agreement shall terminates; provided, however, that nothing in this Section 14 shall relieve any party from any liability for any breach of this Agreement.

15.      Brokers and Finders. Except as set forth in Schedule 15, the parties have not employed any broker, financial advisor or finder or incurred any liability for any broker, financial advisory or finders' fees in connection with this Agreement or the transactions contemplated hereby.

16.      Costs and Expenses. Each party shall pay their own costs and expenses relating to the transactions contemplated by this Agreement, including, without limitation, the costs and expenses relating to the preparation of this
Agreement, such as attorneys' fees, accounting fees, printing expenses and consent solicitation expenses.

17.      Notices. Any and all notices, requests or instructions desired to be given by any party hereto to any other party hereto shall be in writing and shall be either be hand delivered, delivered by express courier or mailed to the recipient first class, postage prepaid, certified, return receipt requested at the following respective addresses:

         To:      SkyWay:

                  Sky Way Aircraft, Inc.
                  6021 -142nd Avenue North
                  Clearwater, Fl. 33760
                  Attn: Jim Kent, Chief Executive Officer

         With a copy to:

                  Michael T. Williams, Esq.
                  Williams Law Group, P.A.
                  2503 W. Gardner Ct.
                  Tampa, Fl. 33611

         To:      SWYC or Acquisition Corp.

                  1680 Michigan Avenue, Suite 1000
                  Miami, Florida 33139
                  Attn:  Jamee Kalimi, President

         With a copy to:

                  Anslow & Jaclyn, LLP
                  4400 Route 9 South, 2nd Floor
                  Freehold, New Jersey 07728
                  Attn:  Gregg E. Jaclin, Esq.

or to such other address as any party hereto shall designate in a writing omplying with the provisions of this Section 17.

18.      Waiver. Each of the parties hereto may, by written instrument, (a)
extend the time for the performance of any of the obligations or other acts of any other party hereto; (b) waive any inaccuracies of such other party in the representations and warranties contained herein or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the covenants of such other party contained in this Agreement; (d) waive such other party's performance of any of such other party's obligations set out in this Agreement;
and (e) waive any condition to such other party's obligation to effect the
Merger.

19.      Amendments. This Agreement may be amended at any time prior to the
Effective Date (whether before or after the consent of shareholders of SkyWay as herein provided) by a writing executed by an authorized  officer of SWYC, SkyWay and Acquisition  Corp. (upon due  authorization  by their  respective  Boards of
Directors);  provided, however, that in no event may the provisions of Section 4 hereof be  altered,  amended,  modified,  terminated  or  rescinded  without the approval of the SkyWay shareholders as required by the NRS.

20.      Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be fully performed therein and without regard to any principles of conflicts of laws. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall only be brought against any of the parties in the state or federal courts of the State and
County of New York and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. The parties hereto each waive any claim that such jurisdiction is not a convenient forum for any such action; provided, however, that each party reserves the right to seek to remove the action or proceeding from the state court to the federal court in such jurisdiction or vice versa.

21.      Effectiveness. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and any controlling person of any party hereof as provided in Section 15 of the Securities Act and their respective successors, transferees, heirs, assigns and beneficiaries.

22.      Counterparts. This Agreement may be executed in multiple copies, each of which shall constitute an original, but all of which shall constitute one and the same agreement.

23.      Partial Invalidity. If any term, covenant or condition in this
Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, the remainder of this Agreement or the application of such term, covenant or condition to persons or circumstances, other than those as to which it is held invalid, shall be unaffected thereby and each term, covenant or condition of this Agreement shall be enforced to fullest extent permitted by law.

24.      Integration. This Agreement (including the Schedules hereto, the documents and instruments delivered by the parties hereto and any other documents executed and delivered and/or to be executed and delivered pursuant to the provisions of this Agreement as herein provided) sets forth the entire agreement among the parties hereto with respect to the subject matter herein contained. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between or among the parties hereto with respect to the subject matter hereof except as herein and in such ancillary documents provided. This Agreement can only be altered, amended, modified, terminated or rescinded by a writing executed by the party to be charged.

                     [rest of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and
Plan of Merger as of the date first above written.

                                        SKY WAY COMMUNICATIONS HOLDING, CORP.

                                        By:  /s/ Jamee Kalimi, President
                                                 Jamee Kalimi, President

                                        SWYC ACQUISITION CORPORATION

                                        By:  /s/ Jamee Kalimi, President
                                                 Jamee Kalimi, President

                                             /s/ Michael Farkas
                                                 Michael D. Farkas

                                       SKY WAY AIRCRAFT, INC.

                                       By:  /s/ Jim Kent
                                                Jim Kent, Chief Executive Officer

                                           /s/ Brent Kovar
                                               Brent Kovar

                         LIST OF EXHIBITS AND SCHEDULES

EXHIBITS

EXHIBIT A         Certificate of Designation for Series B Preferred

EXHIBIT B         Certificate of Designation for Series A Preferred

EXHIBIT C         New License Agreement

EXHIBIT D         Employment Contract-Brent Kovar

EXHIBIT E         Employment Contract-James Kent

SCHEDULES

SCHEDULE 4(b)     Options and Warrants of SkyWay

SCHEDULE 6(b)     Qualifications to do business of SkyWay

SCHEDULE 6(e)     Government Permits and Licenses

SCHEDULE 6(f)     Claims or Contingencies of SkyWay

SCHEDULE 6(g)     SkyWay Intangibles

SCHEDULE 6(i)     Real Property/Leases of SkyWay

SCHEDULE 6(j)     Obligations or Contingencies of SkyWay

SCHEDULE 6(m)     Capitalization of SkyWay

SCHEDULE 6(n)     Subsequent Events of SkyWay

SCHEDULE 7 (f)    Claims or Contingencies of SWYC

SCHEDULE 7(j)     Real Property/Leases of SWYC

SCHEDULE 7(k)     Obligations and Liabilities of SWYC

SCHEDULE 7(l)     Default of SWYC

SCHEDULE 7(n)     Capitalization of SWYC

SCHEDULE 7(o)     Subsequent Events of SWYC

SCHEDULE 15       Other Agreements for Share Issuance

                                    EXHIBIT A

       CERTIFICATE OF DESIGNATION OF SERIES B CONVERTIBLE PREFERRED STOCK

1.       Definitions. For purposes of this certificate of designation
("Certificate of Designation") of the Series B Convertible Preferred Stock
("Series A Preferred Stock"), par value $.0001 per share, the following definitions shall apply and shall be equally applicable to both the singular and plural forms of the defined terms:

1.1.     "Affiliate" of any Person shall mean any Person who directly or indirectly controls, is controlled by, or is under common control with, the indicated Person. For the purposes of this definition, "control" has the meaning specified as of the date hereof for that word in Rule 405 promulgated by the
United States Securities and Exchange Commission under the Securities Act of
1933, as amended.

1.2.     "Board" shall mean the Board of Directors of the Corporation.

1.3.     "Conversion Rights" shall have the meaning set forth in Section 5 below

1.4.     "Conversion Stock" shall mean the Common Stock into which the Series B
Preferred Stock is convertible and the Common Stock issued upon such conversion.

1.5.     "Corporation" shall mean SkyWay Communications Holding Corp., a Florida corporation.

1.6.     "Launch" shall mean each of the following events have occurred: (i) the execution of definitive agreements with three (3) nationally recognized airlines to provide its Products and Services; (ii) to have an operational network capable of providing its Products and Services throughout the United States; and
(iii) an operational ground base data center.

1.7.      "Person" shall include all natural persons, corporations, business trusts, associations, limited liability companies, partnerships, joint ventures and other entities, governments, agencies and political subdivisions.

1.8.     "Product and Services" shall mean each of the following: (i) a homeland defense security product which provides real time monitoring of (x) airplane systems (mechanical or otherwise), (y) cockpit recordings and other recording traditionally found on the "black box," and (z) the cabin and cockpit areas via
16 cameras; and (ii) in-flight entertainment product which would provide, amongst others, in flight phone and Wi-Fi service that utilizes the
Corporation's Technology.

1.9.     "Qualified Public Offering" shall mean the first public offering pursuant to an effective registration statement under the Securities Act of
1933, as amended, covering the offering and sale of Common Stock for the account of the Corporation in which the aggregate gross proceeds received by the
Corporation equals or exceeds $25 million before deduction of underwriters'
commissions and expenses and the public offering price equals or exceeds $4.00 per share of Common Stock (subject to appropriate adjustment to reflect stock splits, stock dividends, reorganizations, and all other capitalization changes contemplated in Sections 5.4).

1.10.    "Redemption Date" shall have the meaning set forth in Section 4.3 below.

1.11.    "Redemption Notice" shall have the meaning set forth in Section 4.3 below.

1.12.    "Redemption Price" shall have the meaning set forth in Section 4.2 below.

1.13.    "Series B Conversion Rate" shall have the meaning set forth in Section 5.1 below.

1.14.    "Stated Value" shall mean $15,000,000, subject to appropriate adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations, and like occurrences and dividends and other distributions on such stock payable in shares of Series B Preferred Stock or Common Stock).

1.15.    "Technology" certain voice and data transmission technology known and referred to as High Intensity Transfer Technology, also known as HITTS that is set forth in the specification of United States patent application number
09/592,687, filed June 13, 2000, and entitled "Digital data transmission utilizing vector coordinates within a hyperbola model."

2.       General. In addition to the other rights provided in this Resolution, by agreement or by law, the holders of the Series B Preferred  Stock, the Series
A Preferred  Stock, and the holders of the Common Stock shall vote together as a single class on all actions to be taken by the  shareholders of the Corporation.
At all meetings of the  shareholders  of the  Corporation and in the case of any actions  of  shareholders  in lieu of a  meeting,  each  holder of the  Series B
Preferred Stock shall have that number of votes on all matters  submitted to the shareholders  that is equal to the number of shares of Common Stock  (rounded to the nearest whole number) into which such holder's  shares of Series B Preferred
Stock are then convertible, as provided in Section 5, at the record date for the determination  of the  shareholders  entitled to vote on such  matters or, if no such record date is  established,  at the date such vote is taken or any written consent of such shareholders is effected.

2.1.     Election of Directors.

A.       Allocation of Board Seats; Elections.

(i)      So long as at least 800,000 shares of Series B Preferred Stock are outstanding (appropriately adjusted to reflect stock splits, stock dividends, reorganizations and capitalization changes), the Corporation shall not, without the affirmative vote of the holders of at least sixty-six percent (66%) of the then outstanding shares of Series B Preferred Stock, increase the maximum number of directors constituting the Board to a number other than seven (7) or otherwise alter the Board seat allocation set forth below in this Section 2.2.

B.       Quorums.  At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the aggregate number of shares of the Series B Preferred Stock then outstanding (on an as-if-converted to Common Stock basis), the Series A Preferred Stock and the
Common Stock then outstanding shall constitute a quorum for the election of the
Directors.

C.       Vacancies. A vacancy in any directorship elected by the holders of the
Series B Preferred Stock, Series A Preferred Stock and Common Stock voting together as a single class shall be filled only by the holders of the Series B
Preferred Stock, Series A Preferred Stock and Common Stock voting together as a single class.

2.2.     Additional Class Votes by the Series B Preferred Stock. For so long as at least shares of Series B Preferred Stock remain outstanding (appropriately adjusted to reflect stock splits, stock dividends, reorganizations and capitalization changes), the Corporation shall not, without the affirmative vote of holders of at least sixty-six percent (66%) of the then outstanding shares of
Series B Preferred Stock (voting as a separate class), do any of the following:

A.       take any action that constitutes or results in amendment or waiver of any provision of the Corporation's Articles of Incorporation or Bylaws if such amendment or waiver in any way affects, alters or changes any existing rights, preferences, privileges or provisions relating to the Series B Preferred Stock or the holders thereof, or results in any increase or decrease in the authorized number of shares of Series B Preferred Stock; or

B.       increase or decrease the authorized number of shares of Series B preferred Stock.

3.       No Liquidation Rights.

3.1.     The holders of the Series B Preferred Stock then outstanding shall not be entitled to receive any assets of the Corporation available for distribution to its shareholders, whether such assets are capital, surplus, or earnings, before any payment, declaration, or setting apart for payment of any amount shall be made in respect of the Common Stock, upon any liquidation, dissolution, or winding up of the Corporation.

3.2.     Reorganization; Sale of Assets. The following transactions shall each be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Section 3, and all of the provisions of this Section 3 shall apply to any such transaction(s): (i) the merger, acquisition, or consolidation of the Corporation into or with any other entity or entities in which the Corporation is not the surviving entity or which results in the exchange of outstanding shares of capital stock of the
Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or Affiliate thereof pursuant to which the shareholders of the Corporation immediately prior to the transaction do not own a majority of the outstanding shares of capital stock of the surviving corporation immediately after the transaction, (ii) the effectuation by the
Corporation of a transaction or series of related transactions in which 50% or more of the voting power of the Corporation is disposed of, and (iii) any sale, lease, license (on an exclusive basis) or transfer by the Corporation of all or substantially all its assets. In connection therewith, the consideration to be received by shareholders of the Corporation shall be apportioned as though first received by the Corporation and then distributed in liquidation thereof.

4.       Redemption Rights.

4.1.     Scheduled Redemptions. The Corporation may, but is not obligated to, redeem all shares of then outstanding Series A Preferred Stock within the one year anniversary of the issuance date. Any holder of shares of Series B
Preferred Stock may, in its sole discretion, (a) accept or reject any redemption offer, provided however, in the event that the holder of a Series B Preferred
Stock rejects the redemption offer, such holder must convert their Series B
Preferred Stock into Common Stock at the Conversion Rate set forth below.

4.2.     Price. The redemption price (the "Redemption Price") of the Series B
Preferred Stock shall be an amount per share equal to the Stated Value per share, plus one percent (5%).

4.3.     Redemption Notice. If the Corporation elects to redeem the shares of
Series B Preferred Stock, then the Corporation shall, not less than fifteen (15)
days or more than sixty (60) days prior to the date fixed for redemption
("Redemption Date"), mail written notice ("Redemption Notice"), postage prepaid, to each holder of shares of record of Series B Preferred Stock to be redeemed, at such holder's post office address last shown on the records of the
Corporation. The Redemption Notice shall:

A.       state the total number of shares of Series B Preferred Stock which the
Corporation is offering to redeem;

B.       state the number of shares of Series B Preferred Stock held by the holder which the Corporation is offering to redeem;

C.       confirm the Redemption Date and Redemption Price; and

D.       state the time, place and manner in which the holder may elect to surrender to the Corporation the certificate or certificates representing the shares of Series B Preferred Stock to be redeemed.

4.4.     Surrender of Stock. On or before the Redemption Date, each holder of
Series B Preferred Stock electing to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption
Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.

4.5.     Termination of Rights. If the Redemption Notice is duly given, and if, on or prior to the Redemption Date, a holder of the Series B Preferred Stock elects to have her, his or its shares redeemed and the Redemption Price is either paid or made available for payment, then notwithstanding that the certificates evidencing any of the shares of Series B Preferred Stock so called for redemption have not been surrendered, all rights with respect to such shares shall forthwith after the Redemption Date cease except only (i) the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor, or (ii) the right to receive Common Stock upon exercise of the conversion rights as provided in Section 5 hereof on or prior to the
Redemption Date.

4.6.     No Redemption. The shares of Series B Preferred Stock shall not be redeemable under any circumstances whatsoever, except as provided in this
Section 4 or to the extent otherwise agreed to in writing by the Corporation and the holders of any such shares.

4.7.     Adjustment for Certain Dividends and Distributions. If theCorporation,
at any time or from time to time, makes or issues or fixes a record date for the determination of holders of shares of the Series B Preferred Stock entitled to receive a dividend or other distribution payable in additional shares of such
Series B Preferred Stock, then and in each such event the Redemption Price for the Series B Preferred Stock then in effect shall be decreased as of the time of such issuances or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Redemption Price for the Series
B Preferred Stock then in effect by a fraction (a) the numerator of which is the total number of shares of Series B Preferred Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (b) the denominator of which shall be the total number of shares of the Series B Preferred Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Series B Preferred Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Redemption Price for the Series B Preferred Stock
shall be recomputed accordingly as of the close of business on such record date and thereafter the Redemption Price for the Series B Preferred Stock shall be adjusted pursuant to this Section 4.7 as of the time of actual payment of such dividends or distributions.

5.       Automatic Conversion. The holders of the Series B Preferred Stock shall have the following conversion rights (the "Conversion Rights"):

5.1.     Automatic Conversion of the Series B Preferred Stock. If, from the issuance date to the third year anniversary of the issuance date (the
"Conversion Period"), (a) the Corporation shall complete a Qualified Public
Offering, (b) during any period of thirty (30) consecutive trading days, the average closing price per share of the Common Stock, as reported on a national securities exchange, the NASDAQ NMS or Small Cap Market, or the OTC Bulletin
Board, equals or exceeds $4.00 (subject to appropriate adjustment to reflect stock splits, stock dividends, reorganizations and other capitalization changes, and all other events contemplated in Sections 5.6), (c) the Corporation shall
Launch (as defined herein) its Product and Services (as defined herein)
(collectively subsections (a), (b) and (c) are referred to herein as a
"Triggering Event"), or (d) the Corporation shall agree to sell (the "Sale") the
Corporation or its assets, or parts thereof, for more than $75 million, then effective upon and subject to (x) the closing of the sale of such shares by the
Corporation pursuant to such Qualified Public Offering, (y) the expiration of such thirty (30) consecutive trading days, (z) the Launch, or (zz) the Sale, as the case may be, each outstanding share of Series B Preferred Stock shall automatically convert into 200 fully paid and nonassessable shares of Common
Stock (the "Series B Conversion Rate"). Such initial Series B Conversion Rate shall be subject to adjustment, in order to adjust the number of shares of
Common Stock into which the Series B Preferred Stock is convertible, as hereinafter provided. Notwithstanding the foregoing, if upon the expiration of the Conversion Period, the Triggering Event has not occurred, then the Series B
Preferred Stock shall be canceled and returned to treasury.

5.2.     Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock, and the number of shares of
Common Stock to be issued shall be determined by rounding to the nearest whole share (a half share being treated as a full share for this purpose). Such conversion shall be determined on the basis of the total number of shares of
Series B Preferred Stock the holder is at the time converting into Common Stock and such rounding shall apply to the number of shares of Common Stock issuable upon such aggregate conversion.

5.3.     Mechanics of Automatic Conversion. The Corporation shall use reasonable efforts to provide all holders of record of shares of Series B Preferred Stock with at least twenty (20) days' prior written notice of the anticipated date of any automatic conversion referenced in Section 5.1 and at least five (5) days'
prior written notice of the actual date of such conversion. Each such notice shall designate a place for automatic conversion of all of the shares of such
Series B Preferred Stock. Such notices will be sent by mail, first class, postage prepaid to each record holder of Series B Preferred Stock at such holder's address appearing on the Corporation's stock register, or by overnight courier service in the case of the notice prior to the actual date of conversion. On or before the date fixed for conversion, each holder of shares of
Series B Preferred Stock shall surrender such holder's certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock or other securities to which such holder is entitled. Failure to provide such notice shall not affect the validity of automatic conversion hereunder. On the date fixed for conversion, all rights with respect to the
Series B Preferred Stock will terminate, except only (i) the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock or other securities into which such Series B Preferred Stock has been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by her, his or its attorney duly authorized in writing. All certificates evidencing shares of Series B Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Series B Preferred
Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the date of such automatic conversion and the surrender of the certificate or certificates for Series B Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered to such holder, or to her, his or its written order, a certificate or certificates for the number of full shares of Common Stock or other securities issuable on such conversion in accordance with the provisions hereof.

5.4.     Certain Adjustments to Conversion Price for Stock Splits, Dividends,
Mergers, Reorganizations, Etc.

A.       Adjustment for Stock Splits, Stock Dividends and Combinations of Common
Stock. In the event the outstanding shares of Common Stock shall, after the filing of this Resolution, be subdivided (split), or combined (reverse split), by reclassification or otherwise, or in the event of any dividend or other distribution payable on the Common Stock in shares of Common Stock, the Series B
Conversion Rate in effect immediately prior to such subdivision, combination, dividend or other distribution shall be adjusted so that the registered holder of any share of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Common Stock and other securities which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph (A) shall become effective immediately after the record date in the case of a dividend or other distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

B.       Adjustment for Merger or Reorganization, Etc. In the event of a reclassification, reorganization or exchange (other than described in Section
5.4(A) above) or any merger, acquisition, consolidation or reorganization of the
Corporation with another Corporation (other than a merger, acquisition or other consolidation or reorganization as defined in Section 3.2, which shall be considered a liquidation pursuant to Section 3 above), each share of Series B
Preferred Stock shall thereafter be convertible into the kind and number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of the
Series B Preferred Stock would have been entitled upon such reclassification, reorganization, exchange, consolidation, merger or conveyance had the conversion occurred immediately prior to the event; and, in any such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the applicable Series B Conversion Rate)
shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred Stock.

C.       Adjustments for Other Dividends and Distributions. In the event the
Corporation, upon approval of the holders of at least sixty-six percent (66%) of the then outstanding shares of Series B Preferred Stock (as provided by Section
2.3(D)), at any time or from time to time after the filing of this Resolution, makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, evidences of indebtedness, assets (including cash), or rights, options, warrants or convertible securities, then and in each such event, provision shall be made so that the holders of
Series B Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the kind and amount of securities, evidences of indebtedness, assets (including cash), or rights, options, warrants or convertible securities of the Corporation which they would have received had their Series B Preferred Stock been converted into Common
Stock immediately prior to the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities, evidences of indebtedness, assets (including cash), or rights, options, warrants or convertible securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5.4 with respect to the rights or the holders of the Series B Preferred Stock. Any adjustment contemplated by this paragraph (C) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or other distribution. Notwithstanding the foregoing, if upon the expiration of the
Conversion Period, the Triggering Event has not occurred, then any dividend or distribution to be received pursuant to this Section 5.4 (C), then any such dividend or distribution that would have been given to the Series B Preferred
Stock upon conversion shall be returned to the Corporation.

5.5.     Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any capital reorganization of the Corporation, any reclassification or recapitalization of the Corporation's capital stock, any consolidation or merger with or into another Corporation, any transfer of all or substantially all of the assets of the Corporation or any dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series B Preferred Stock at least ten (10) days prior to the date specified for the taking of a record, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

5.6.     Additional Notices. In the event the Corporation shall propose to take any action of the types described in Sections 5.4 the Corporation shall give notice to each holder of shares of Series B Preferred Stock, which notice shall specify the record date, if any, with respect to such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be at the date of such notice) on the
Series B Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series B
Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least ten (10) days prior to the taking of such proposed action.

5.7.     Common Stock Reserved. The Corporationshall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common
Stock as shall from time to time be sufficient to effect (a) conversion of the
Series B Preferred Stock and (b) issuance of Common Stock pursuant to any outstanding option, warrant, or other rights to acquire Common Stock.

5.8.     Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series B Preferred Stock, other than any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of
Common Stock in a name other than that in which the shares of Series B Preferred
Stock so converted were registered.

6.       No Reissuance of Series B Preferred Stock. No share or shares of Series
B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

7.       Notices. Unless otherwise specified in the Corporation's Articles of
Incorporation or Bylaws, all notices or communications given hereunder shall be in writing and, if to the Corporation, shall be delivered to it as its principal executive offices, and if to any holder of Series B Preferred Stock, shall be delivered to it at its address as it appears on the stock books of the
Corporation.

8.       No Preemptive Rights. Shareholders shall have no preemptive rights except as granted by the Corporation pursuant to written agreements.

                                    EXHIBIT B

       CERTIFICATE OF DESIGNATION OF SERIES A CONVERTIBLE PREFERRED STOCK

1.       Definitions. For purposes of this certificate of designation
("Certificate of Designation") of the Series A Convertible Preferred Stock
("Series A Preferred Stock"), par value $.0001 per share, the following definitions shall apply and shall be equally applicable to both the singular and plural forms of the defined terms:

1.1.      "Affiliate" of any Person shall mean any Person who directly or indirectly controls, is controlled by, or is under common control with, the indicated Person. For the purposes of this definition, "control" has the meaning specified as of the date hereof for that word in Rule 405 promulgated by the
United States Securities and Exchange Commission under the Securities Act of
1933, as amended.

1.2.      "Board" shall mean the Board of Directors of the Corporation.

1.3.      "Conversion Rights" shall have the meaning set forth in Section 5 below

1.4.     "Conversion Stock" shall mean the Common Stock into which the Series A
Preferred Stock is convertible and the Common Stock issued upon such conversion.

1.5.     "Corporation" shall mean SkyWay Communications Holding Corp., a Florida corporation.

1.6.     "Liquidation Price" shall mean the sum of (i) the Stated Value per share of Series A Preferred Stock plus (ii) plus one percent (1%) per annum thereon from the date of issuance of share of Series A Preferred Stock through and including the date of full payment of the Liquidation Price shall be tendered to the holders of Series A Preferred Stock, plus (iii) unpaid dividends thereon, if declared and unpaid, up to and including the date full payment shall be tendered to the holders of Series A Preferred Stock.

1.7.      "Person" shall include all natural persons, corporations, business trusts, associations, limited liability companies, partnerships, joint ventures and other entities, governments, agencies and political subdivisions.

1.8.     "Qualified Public Offering" shall mean the first public offering pursuant to an effective registration statement under the Securities Act of
1933, as amended, covering the offering and sale of Common Stock for the account of the Corporation in which the aggregate gross proceeds received by the
Corporation equals or exceeds $35 million before deduction of underwriters'
commissions and expenses and the public offering price equals or exceeds $5.00 per share of Common Stock (subject to appropriate adjustment to reflect stock splits, stock dividends, reorganizations, and all other capitalization changes contemplated in Sections 5.6).

1.9.     "Redemption Date" shall have the meaning set forth in Section 4.3 below.

1.10.    "Redemption Notice" shall have the meaning set forth in Section 4.3 below.

1.11.    "Redemption Price" shall have the meaning set forth in Section 4.2 below.

1.12.    "Series A Conversion Rate" shall have the meaning set forth in Section
5.1 below.

1.13.     "Stated Value" shall mean $15,000,000, subject to appropriate adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations, and like occurrences and dividends and other distributions on such stock payable in shares of Series A Preferred Stock or Common Stock).

2.       Voting Rights.

2.1.     General. In addition to the other rights provided in this Resolution, by agreement or by law, the holders of the Series A Preferred Stock and the holders of the Common Stock shall vote together as a single class on all actions to be taken by the shareholders of the Corporation. At all meetings of the shareholders of the Corporation and in the case of any actions of shareholders in lieu of a meeting, each holder of the Series A Preferred Stock shall have that number of votes on all matters submitted to the shareholders that is equal to the number of shares of Common Stock (rounded to the nearest whole number)
into which such holder's shares of Series A Preferred Stock are then convertible, as provided in Section 5, at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of such shareholders is effected.

2.2.     Election of Directors.

A.       Allocation of Board Seats; Elections.

(i)      So long as at least 800,000 shares of Series A Preferred Stock are outstanding (appropriately adjusted to reflect stock splits, stock dividends, reorganizations and capitalization changes), the Corporation shall not, without the affirmative vote of the holders of at least sixty-six percent (66%) of the then outstanding shares of Series A Preferred Stock, increase the maximum number of directors constituting the Board to a number other than seven (7) or otherwise alter the Board seat allocation set forth below in this Section 2.2.

B.       Quorums. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the aggregate number of shares of the Series A Preferred Stock then outstanding (on an as-if-converted to Common Stock basis) and the Common Stock then outstanding shall constitute a quorum for the election of the Directors.

C.       Vacancies. A vacancy in any directorship elected by the holders of the
Series A Preferred Stock and Common Stock voting together as a single class shall be filled only by the holders of the Series A Preferred Stock and Common
Stock voting together as a single class.

2.3.     Additional Class Votes by the Series A Preferred Stock. For so long as at least 800,000 shares of Series A Preferred Stock remain outstanding
(appropriately adjusted to reflect stock splits, stock dividends, reorganizations and capitalization changes), the Corporation shall not, without the affirmative vote of holders of at least sixty-six percent (66%) of the then outstanding shares of Series A Preferred Stock (voting as a separate class), do any of the following:

A.       take any action that constitutes or results in amendment or waiver of any provision of the Corporation's Articles of Incorporation or Bylaws if such amendment or waiver in any way affects, alters or changes any existing rights, preferences, privileges or provisions relating to the Series A Preferred Stock or the holders thereof, or results in any increase or decrease in the authorized number of shares of Series A Preferred Stock; or

B.       increase or decrease the authorized number of shares of Series A
Preferred Stock; or

C.       authorize, issue or otherwise create (by reclassification or otherwise)
any new class of capital stock of the Corporation having priority over the
Series A Preferred Stock or ranking in parity with the Series A Preferred Stock
(including any additional shares of Series A Preferred Stock) as to dividends or the payment or distribution of assets upon the liquidation or dissolution, voluntary or involuntary, of the Corporation; or

D.       authorize or declare a payment of a dividend or distributionon any class of capital stock (other than the Series A Preferred Stock); or

E.       sell, lease, license (on an exclusive basis) or otherwise dispose of all or substantially all of the assets of the Corporation or of any subsidiary of the Corporation, nor shall the Corporation or any subsidiary of the
Corporation consolidate or merge with any other corporation or entity, or permit any other corporation or entity to consolidate or merge into the Corporation or any subsidiary of the Corporation, or enter into a plan of exchange with any other corporation or entity, or otherwise acquire any other corporation or entity, or otherwise take any action constituting or resulting in a liquidation, dissolution or winding up of the Corporation.

3.       Liquidation Rights.

3.1.     Preference of Series A Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to its shareholders, whether such assets are capital, surplus, or earnings, before any payment, declaration, or setting apart for payment of any amount shall be made in respect of the Common Stock, an amount equal to the
Liquidation Price per share of the Series A Preferred Stock with respect to such liquidation, dissolution or winding up. If, upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such shareholders of the full Liquidation
Price, then all of the assets of the Corporation shall be distributed solely and ratably to the holders of the Series A Preferred Stock.

3.2.     Remaining Assets. If the assets of the Corporation available for distribution to the Corporation's shareholders exceed the aggregate amount payable to the holders of the Series A Preferred Stock pursuant to Section 3.1 hereof, then after the payments required by Section 3.1 shall have been made the
Corporation's remaining assets shall be distributed pro rata, on a per share basis, among the holders of the Common Stock.

3.3.     Reorganization; Sale of Assets. The following transactions shall each be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Section 3 (unless waived by the affirmative vote of holders of at least sixty-six percent (66%) of the then outstanding shares of the Series A Preferred Stock (voting together as a single class outstanding)), and all of the provisions of this Section 3 shall apply to any such transaction(s): (i) the merger, acquisition, or consolidation of the
Corporation into or with any other entity or entities in which the Corporation is not the surviving entity or which results in the exchange of outstanding shares of capital stock of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or Affiliate thereof pursuant to which the shareholders of the Corporation immediately prior to the transaction do not own a majority of the outstanding shares of capital stock of the surviving corporation immediately after the transaction, (ii) the effectuation by the Corporation of a transaction or series of related transactions in which 50% or more of the voting power of the Corporation is disposed of, and (iii) any sale, lease, license (on an exclusive basis) or transfer by the Corporation of all or substantially all its assets. In connection therewith, the consideration to be received by shareholders of the
Corporation shall be apportioned as though first received by the Corporation and then distributed in liquidation thereof.

3.4.     Notice. Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telephone facsimile to non-U.S. residents, not less than twenty (20) days prior to the payment date stated therein, to the holders of record of Series A Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

3.5.     Determination of Consideration. To the extent any distribution pursuant to Section 3.1 or Section 3.2 consists of property other than cash, the value thereof shall, for purposes of Section 3.1 or Section 3.2, be the fair value at the time of such distributions as determined in good faith by the Board.

3.6.     Conversion Prior to Liquidating Distributions. Any holder of Series A
Preferred Stock may, at its option, convert all or a portion of its shares into
Common Stock upon a liquidation, dissolution or winding up of the Corporation and thereby receive distributions with the holders of the Common Stock in lieu of receiving distributions as a holder of the Series A Preferred Stock.

4.       Redemption Rights.

4.1.     Scheduled Redemptions. Unless all of the Series A Preferred Stock has
been converted to Common Stock pursuant to Section 5, the Corporation may, but is not obligated to, redeem all shares of then outstanding Series A Preferred
Stock within the one year anniversary of the issuance date. Any holder of shares of Series A Preferred Stock may, in its sole discretion, (a) accept or reject any redemption offer, provided however, in the event that the holder of a Series
A Preferred Stock rejects the redemption offer, such holder must convert their
Series A Preferred Stock into Common Stock at the Conversion Rate set forth below.

4.2.     Price. The redemption price (the "Redemption Price") of the Series A
Preferred Stock shall be an amount per share equal to the Stated Value per share, plus one percent (5%).

4.3.     Redemption Notice. If the Corporation elects to redeem the shares of
Series A Preferred Stock, then the Corporation shall, not less than fifteen (15)
days or more than sixty (60) days prior to the date fixed for redemption
("Redemption Date"), mail written notice ("Redemption Notice"), postage prepaid, to each holder of shares of record of Series A Preferred Stock to be redeemed, at such holder's post office address last shown on the records of the
Corporation. The Redemption Notice shall:

A.       state the total number of shares of Series A Preferred Stock which the
Corporation is offering to redeem;

B.       state the number of shares of Series A Preferred  Stock held by the holder which the  Corporation is offering to redeem;

C.       confirm the Redemption Date and Redemption Price; and

D.       state the time, place and manner in which the holder may elect to surrender to the Corporation the certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

4.4.     Surrender of Stock. On or before the Redemption Date, each holder of
Series A Preferred Stock electing to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption
Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.

4.5.     Termination of Rights. If the Redemption Notice is duly given, and if, on or prior to the Redemption Date, a holder of the Series A Preferred Stock elects to have her, his or its shares redeemed and the Redemption Price is either paid or made available for payment, then notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock so called for redemption have not been surrendered, all rights with respect to such shares shall forthwith after the Redemption Date cease except only (i) the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor, or (ii) the right to receive Common Stock upon exercise of the conversion rights as provided in Section 5 hereof on or prior to the
Redemption Date.

4.6.     No Redemption. The shares of Series A Preferred Stock shall not be redeemable under any circumstances whatsoever, except as provided in this
Section 4 or to the extent otherwise agreed to in writing by the Corporation and the holders of any such shares.

4.7.     Adjustment for Certain Dividends and Distributions. If the Corporation,
at any time or from time to time, makes or issues or fixes a record date for the determination of holders of shares of the Series A Preferred Stock entitled to receive a dividend or other distribution payable in additional shares of such
Series A Preferred Stock, then and in each such event the Redemption Price for the Series A Preferred Stock then in effect shall be decreased as of the time of such issuances or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Redemption Price for the Series
A Preferred Stock then in effect by a fraction (a) the numerator of which is the total number of shares of Series A Preferred Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (b) the denominator of which shall be the total number of shares of the Series A Preferred Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Series A Preferred Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Redemption Price for the Series A Preferred Stock
shall be recomputed accordingly as of the close of business on such record date and thereafter the Redemption Price for the Series A Preferred Stock shall be adjusted pursuant to this Section 4.7 as of the time of actual payment of such dividends or distributions.

5.       Conversion. The holders of the Series A Preferred Stock shall have the following conversion rights (the "Conversion Rights"):

5.1.     Optional Conversion of the Series A Preferred Stock. Each share of the
Series A Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the first issuance of shares of Series A Preferred
Stock by the Corporation and from time to time, at the office of the Corporation or any transfer agent for the Common Stock, into 100 fully paid and nonassessable shares of Common Stock (the "Series A Conversion Rate"). Such
initial Series A Conversion Rate shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series A Preferred
Stock is convertible, as hereinafter provided.

5.2.     Automatic Conversion of the Series A Preferred Stock. If at any time
(a) the Corporation shall complete a Qualified Public Offering, (b) during any period of thirty (30) consecutive trading days, the average closing price per share of the Common Stock, as reported on a national securities exchange, the
NASDAQ NMS or Small Cap Market, or the OTC Bulletin Board, equals or exceeds
$5.00 (subject to appropriate adjustment to reflect stock splits, stock dividends, reorganizations and other capitalization changes, and all other events contemplated in Sections 5.6), or (c) the holders of at least sixty-six percent (66%) of the outstanding shares of Series A Preferred Stock, shall vote at a meeting or consent in writing to the conversion of the Series A Preferred
Stock into shares of Common Stock, then effective upon (x) the closing of the sale of such shares by the Corporation pursuant to such Qualified Public
Offering, (y) the expiration of such thirty (30) consecutive trading days, or
(z) such vote or written consent of the holders of at least sixty-six percent
(66%) of the outstanding shares of Series A Preferred Stock, as the case may be, all outstanding shares of Series A Preferred Stock shall automatically convert into shares of Common Stock as provided for in Section 5.1.

5.3.     Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock, and the number of shares of
Common Stock to be issued shall be determined by rounding to the nearest whole share (a half share being treated as a full share for this purpose). Such conversion shall be determined on the basis of the total number of shares of
Series A Preferred Stock the holder is at the time converting into Common Stock and such rounding shall apply to the number of shares of Common Stock issuable upon such aggregate conversion.

5.4.     Mechanics of Optional Conversion. Before any holder of Series A
Preferred Stock shall be entitled to convert the same into full shares of Common
Stock, such holder shall surrender the certificate or certificates therefor, endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by such holder's attorney duly authorized in writing, at the office of the
Corporation or of any transfer agent for the Common Stock, and shall give at least five (5) days' prior written notice to the Corporation at such office that such holder elects to convert the same or such portion thereof as such holder elects to convert and shall state therein such holder's name or the name of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Series A Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid.
Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred
Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. From and after such date, all rights of the holder with respect to the Series A
Preferred Stock so converted shall terminate, except only the right of such holder, upon the surrender of his, her or its certificate or certificates therefor, to receive certificates for the number of shares of Common Stock issuable upon conversion thereof. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A
Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of the Series A Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the record holder thereof to all rights in respect of the shares of Series A Preferred
Stock represented thereby to the same extent as if the portion of the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

5.5.     Mechanics of Automatic Conversion. The Corporation shall use reasonable efforts to provide all holders of record of shares of Series A Preferred Stock with at least twenty (20) days' prior written notice of the anticipated date of any automatic conversion referenced in Section 5.2 and at least five (5) days'
prior written notice of the actual date of such conversion. Each such notice shall designate a place for automatic conversion of all of the shares of such
Series A Preferred Stock. Such notices will be sent by mail, first class, postage prepaid to each record holder of Series A Preferred Stock at such holder's address appearing on the Corporation's stock register, or by overnight courier service in the case of the notice prior to the actual date of conversion. On or before the date fixed for conversion, each holder of shares of
Series A Preferred Stock shall surrender such holder's certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock or other securities to which such holder is entitled. Failure to provide such notice shall not affect the validity of automatic conversion hereunder. On the date fixed for conversion, all rights with respect to the
Series A Preferred Stock will terminate, except only (i) any rights to receive declared but unpaid dividends with a record date preceding the date of conversion, and (ii) the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock or other securities into which such Series A Preferred
Stock has been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by her, his or its attorney duly authorized in writing. All certificates evidencing shares of Series A Preferred
Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Series A Preferred Stock represented thereby converted into Common
Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the date of such automatic conversion and the surrender of the certificate or certificates for Series A Preferred Stock as aforesaid, the
Corporation shall cause to be issued and delivered to such holder, or to her, his or its written order, a certificate or certificates for the number of full shares of Common Stock or other securities issuable on such conversion in accordance with the provisions hereof.

5.6.     Certain Adjustments to Conversion Rate for Stock Splits, Dividends
Mergers, Reorganizations, Etc.

A.       Adjustment for Stock Splits, Stock Dividends and Combinations of
Common Stock. In the event the outstanding shares of Common Stock shall, after the filing of this Resolution, be subdivided (split), or combined (reverse split), by reclassification or otherwise, or in the event of any dividend or other distribution payable on the Common Stock in shares of Common Stock, the
Series A Conversion Rate in effect immediately prior to such subdivision, combination, dividend or other distribution shall be adjusted so that the registered holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Common Stock and other securities which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph (A) shall become effective immediately after the record date in the case of a dividend or other distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

B.       Adjustment for Merger or Reorganization, Etc. In the event of a reclassification, reorganization or exchange (other than described in Section
5.6(A) above) or any merger, acquisition, consolidation or reorganization of the
Corporation with another Corporation (other than a merger, acquisition or other consolidation or reorganization as defined in Section 3.3, which shall be considered a liquidation pursuant to Section 3 above), each share of Series A
Preferred Stock shall thereafter be convertible into the kind and number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of the
Series A Preferred Stock would have been entitled upon such reclassification, reorganization, exchange, consolidation, merger or conveyance had the conversion occurred immediately prior to the event; and, in any such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the applicable Series A Conversion Rate)
shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

C.       Adjustments for Other Dividends and Distributions. In the event the
Corporation, upon approval of the holders of at least sixty-six percent (66%) of the then outstanding shares of Series A Preferred Stock (as provided by Section
2.3(D)), at any time or from time to time after the filing of this Resolution, makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, evidences of indebtedness, assets (including cash), or rights, options, warrants or Convertible Securities, then and in each such event (unless the holders of Series A Preferred Stock receive a comparable dividend or distribution under Section 6), provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the kind and amount of securities, evidences of indebtedness, assets (including cash), or rights, options, warrants or
Convertible Securities of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock immediately prior to the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities, evidences of indebtedness, assets (including cash), or rights, options, warrants or Convertible Securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5.6 with respect to the rights or the holders of the
Series A Preferred Stock. Any adjustment contemplated by this paragraph (C)
shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or other distribution.

5.7.     Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any capital reorganization of the Corporation, any reclassification or recapitalization of the Corporation's capital stock, any consolidation or merger with or into another Corporation, any transfer of all or substantially all of the assets of the Corporation or any dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Preferred Stock at least ten (10) days prior to the date specified for the taking of a record, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

5.8.     Additional Notices. In the event the Corporation shall propose to take any action of the types described in Sections 5.6 the Corporation shall give notice to each holder of shares of Series A Preferred Stock, which notice shall specify the record date, if any, with respect to such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be at the date of such notice) on the
Series A Conversion Rate and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series A
Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least ten (10) days prior to the taking of such proposed action.

5.9.     Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common
Stock as shall from time to time be sufficient to effect (a) conversion of the
Series A Preferred Stock and (b) issuance of Common Stock pursuant to any outstanding option, warrant, or other rights to acquire Common Stock.

5.10.    Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock, other than any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of
Common Stock in a name other than that in which the shares of Series A Preferred
Stock so converted were registered.

6.       Dividends. The  orporation shall not declare, pay, or set apart for payment any dividend or other distribution with respect to any shares of capital stock of the Corporation for any period, whether before or after the effective date of this Resolution, unless and until (i) declared by the Board and (ii)
approved by the holders of the Series A Preferred Stock as set forth in Section
2.3(D). The holders of each share of Series A Preferred Stock shall also be entitled to receive a pro-rata portion, on an as-if converted basis, of any dividends payable on Common Stock. Dividends on shares of capital stock of the
Corporation shall be payable, whether payable in cash or other property, only out of funds legally available therefor.

.1.     Non-Cash Dividends. Whenever a dividend provided for in this Section 6 shall be payable in property other than cash, the value of such dividend shall be deemed to be the fair market value of such property as determined in good faith by the Board.

7.       No Reissuance of Series A Preferred Stock. No share or shares of Series
A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

8.       Notices. Unless otherwise specified in the Corporation's Articles of
Incorporation or Bylaws, all notices or communications given hereunder shall be in writing and, if to the Corporation, shall be delivered to it as its principal executive offices, and if to any holder of Series A Preferred Stock, shall be delivered to it at its address as it appears on the stock books of the
Corporation.

9.       No Preemptive Rights. Shareholders shall have no preemptive rights except as granted by the Corporation pursuant to written agreements.

6/18/03

                                LICENSE AGREEMENT

         This License Agreement ("License Agreement") dated as of June 20, 2003, by and between Sky Way Global, LLC, a Nevada Limited Liability Company
("Global"), Sky Way Aircraft, Inc., a Nevada corporation ("Aircraft" or the
"Company"), and Brent Kovar, an individual residing in the State of Florida.

                                   WITNESSETH:

         WHEREAS,  Kovar is the creator and inventor of certain voice and data transmission technology known and referred to as SkyWay Technology, (hereinafter
"Licensed Technology") that is set forth in the specification of United States patent application number 09/592,687, filed June 13, 2000, and entitled "Digital data transmission utilizing vector coordinates within a hyperbola model"
(hereinafter the "U.S. Patent Application").

         WHEREAS, in January, 2001, Kovar transferred the Licensed Technology to
OSDNA, Inc., a Nevada Corporation ("OSDNA") for $1.00. A copy of the transfer agreement is attached hereto as Exhibit A.

         WHEREAS, on June 27, 2001 OSDNA transferred the Licensed Technology for
$1.00 to Global. A copy of the transfer agreement is attached hereto as Exhibit
B.

         WHEREAS, on March 11, 2003, Global licensed the Licensed Technology to
Aircraft pursuant to an Amended and Restated License Agreement ("1st License
Agreement"), a copy of which is attached hereto as Exhibit C.

         WHEREAS, the Parties desire to amend and restate the 1st License
Agreement to grant Aircraft an exclusive, perpetual, worldwide, sublicensable, transferable license in and to the Licensed Technology.

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and covenants contained herein, the parties agree as follows:

1.       DEFINITIONS

         1.1      "1st License Agreement" shall have the meaning set forth in the Preamble;

         1.2      "Affiliate" shall mean any Person who directly or indirectly controls, is controlled by, or is under common control with, the indicated
Person. For the purposes of this definition, "control" has the meaning specified as of the date hereof for that word in Rule 405 promulgated by the United States
Securities and Exchange Commission under the Securities Act of 1933, as amended.

         1.3      "Claim" shall have the meaning set forth in Section 9 (a)
below;

         1.4      "Claims Notice" shall have the meaning set forth in Section 9
(b) below;

         1.5      "Contract Year" means each twelve (12) month period beginning on the date of this Agreement, and ending on the following anniversary of such date.

         1.6      "Improvements" shall have the meaning set forth in Section 2.2 below.

         1.7      "Indemnified Party" shall have the meaning set forth in
Section 9 below.

         1.8      "Indemnitors" shall have the meaning set forth in Section 9 below.

         1.9       "Intellectual Property Rights" shall mean (i) all inventions, works of authorships, mask works, technology, information, know-how, show-how materials and tools in respect of the Licensed Technology and all precursors, portions and work in progress with respect thereto, (ii) all copyrights, patent rights, trade secret rights, trademark rights, mask works rights and other intellectual property rights and all business, contract rights and goodwill incorporated or embodied in, used to develop, or related to any of the Licensed
Technology, including, but not limited to, the patents, patent applications and disclosures, and (iii) all renewals, continuations, continuations-in-part, reissues, and foreign equivalents in respect of any of the foregoing.

         1.10     "Licensed Technology" shall have the meaning set forth in the
Preamble;

         1.11     "Net Revenues" means revenues actually received by the Company or an Affiliate from the sale, use, licensing or other disposition of products other than to the Company or an Affiliate or services embodying the Licensed
Technology, net of any (i) returns (ii) promotional allowances, (iii)
commissions, (iv) discounts, (v) shipping, (vi) insurance costs, (vii)
consulting related to the cost of sales, (viii) installation, implementation and support services conducted by the Company or third parties involving human services, and (ix) use, value-added, and withholding taxes or other governmental assessments, provided that commissions and consulting related to the cost of sales shall have resulted from arms length transactions with parties other than the Company or an Affiliate.

         1.12     "OSDNA" shall have the meaning set forth in the Preamble;

         1.13      "Royalty" means three percent (3%) of the Company's Net
Revenues from the sale of products embodying or services using the Licensed
Technology or sublicensing the Licensed Technology to third parties.

         1.14     "U.S. Application" shall have the meaning set forth in Section
5.2; and

         1.15     "U.S. Patent Application" shall have the meaning set forth in the Preamble.

2.       LICENSE GRANT

         2.1      Exclusive Grant. Effective on the date  hereof, subject to the terms and conditions of this License Agreement, Global hereby grants to Aircraft an exclusive (even as to Global), perpetual, irrevocable, worldwide, transferable right and license to use, make, have made, sell, offer, to sell, market, import, export, modify, improve, develop, reproduce, create derivative works of, distribute, disclose, perform, display, transmit, and otherwise exploit the Licensed Technology and Intellectual Property Rights without any limitation whatsoever, owned or exercisable by Global, including without limitation the right to sublicense the foregoing rights to any third party on terms and conditions determined by the Company in its sole discretion, and to prevent others from using, manufacturing or selling any product or service that embodies the Licensed Technology or Intellectual Property Rights, in whole or part.

         2.2      Improvements. Any Global (i) improvements, (ii) discoveries
(in the area of enabling increased throughput of internet protocol data streams)
or (iii) modifications, including in each case those made for Global by Global employees or contractors to the Licensed Technology or Intellectual Property
Rights, or other technologies that may be explored by Global (collectively, the
"Improvements") (i) shall be included in the license without any additional charge to the Company, (ii) shall be deemed to be Licensed Technology hereunder, and (iii) shall be promptly disclosed to the Company by Global. Global acknowledges that breach of this provision would irreparably harm the Company for which money damages would not be a sufficient remedy, and that the Company shall be entitled to immediate specific performance or other equitable relief to enforce such rights, without the necessity of posting any bond or surety.

         2.3      Restrictions. Global shall not, itself or through others,
grant further licenses or allow a third party to use or commercialize the
Licensed Technology or Intellectual Property Rights, in whole or part, except for the exclusive benefit of Aircraft.

         2.4     No Use Required. Nothing contained in this License Agreement shall require the Company to use, license, develop, market or otherwise exploit any of the Licensed Technology in any manner.

         2.5      Title; Rights. Notwithstanding the foregoing, Global shall retain all title, copyright and other proprietary rights in the Licensed
Technology. Aircraft does not acquire any rights, express or implied, in the
Licensed Technology, other than those specified in this License Agreement.

3.       Further Assurances. The Parties shall execute or have executed all further instruments agreements, representations or warranties, and take such further acts, as may be reasonably requested by either Party to carry out the terms and conditions of this License Agreement and the transactions contemplated hereby.

4.       Payments.

         4.1      The Company shall pay to Global the Royalty, quarterly in
arrears, within thirty (30) days following the end of each quarter. All amounts payable hereunder shall be in U.S. dollars.

         4.2      The Company shall submit a report to Global with each Royalty payment in sufficient detail to allow Global to confirm the calculation of the payment.

         4.3      The Company shall keep complete and accurate records of
Royalties due hereunder.  During the term of this License  Agreement and no more frequently  than once per Contract  Year,  Aircraft  shall permit an independent third party auditor to examine and audit such records during reasonable business hours upon (10) days prior written  notice with respect to  compliance  with the terms of this  License  Agreement.  If such an audit  uncovers a  deficiency  in payment  by the  Company of  greater  than ten  percent  (10%) in  reporting  or payments for the audit period, then the audited party shall bear the reasonable, actual,  and direct audit expenses and  immediately  pay such deficient  amount, otherwise the auditing party shall bear the costs of such audit.

5.       Litigation

         5.1      General Litigation. The Company shall have the sole right, at the Company's sole cost and expense (subject to the indemnification provisions in Sections 9 below), to bring, respond to, control and/or settle all litigation with respect to the Licensed Technology and the Intellectual Property Rights in
its own name or in the name of Global. Global shall cooperate with and provide such assistance to the Company in connection with any such claims. As part of such cooperation, the Company may join or include Global, as a party. Global shall have the right to receive, from time to time, full and complete information from the Company concerning the status of any such litigation, and, at Global's own expense, the right to be represented therein by counsel in an advisory capacity. If the Company initiates litigation pursuant to this Section
5.1, it shall have the right to retain any recovery or settlement therefrom.

         5.2.     Intellectual Property Prosecution. Global shall be responsible for filing, preparing and prosecuting the patent application for intellectual property protection in respect of the Licensed Technology ("U.S. Application")
and shall pay all costs associated with such activities. The Parties shall undertake to reach agreement upon patent protection program, including without limitation payment of costs and fees associated therewith. Global will discuss its decisions on these matters with the Company, and shall keep the Company informed in respect of any such activities on at least a quarterly basis. Global will use counsel that is reasonably acceptable to the Company. In the event that
Global desires to abandon, allows to expire or not seek protection for any of the Intellectual Property Rights in the Licensed Technology, prior to taking or failing to take such action, Global shall provide the Company the option to prosecute or maintain, as the case may be, such portion of the Intellectual
Property Rights, at the Company's sole expense, and Global shall assign to the
Company such portion of the Intellectual Property Rights at the Company's request.

         5.3      Improvements. Any improvements to the Licensed Technology
(whether or not patentable or copyrightable) that either party develops shall be owned solely by such party. Such party shall have the right, at its own expense and solely in its own name, to apply for and prosecute its Intellectual Property
Rights with respect thereto. Any improvements to the Licensed Technology created by Global shall be deemed to be Licensed Technology for purposes of this
License. Jointly developed improvement to the Licensed Technology shall be owned by the Company, and Global shall and hereby does make all necessary assignments to effect such transfer.

6.       Representations and Warranties.

         6.1      Global hereby represents and warrants to the Company that
Global has the full legal right, power and authority to enter into this License
Agreement and to perform all obligations under this License Agreement. In addition, Global represents and warrants to the Company that Global has taken all action which is necessary, required or appropriate to authorize or enable it to enter into and perform this License Agreement and that this License, when executed and delivered to the Company, shall constitute the valid and binding legal obligation of Global.

         6.2      Global hereby represents and warrants that it shall be the sole and exclusive owner of the Licensed Technology, and has not granted, and shall not grant any license, option, assignment or any other right or interest in or to the Licensed Technology, except as expressly stated herein.

         6.3      Global represents and warrants that the exercise of the
Intellectual Property Rights set forth in the License Agreement does not infringe upon or misappropriate any, trademark, copyright, trade secret, mask work or other intellectual or proprietary right of any third party, or to the knowledge of Global following investigation, any patent.

         6.4      Global represents and warrants that the U.S. Application
discloses an enabling disclosure of the Licensed Technology, and the prototype revealed to the Company is an accurate and legitimate demonstration of the
Licensed Technology.

         6.5      Global represents and warrants that it shall perform its
duties hereunder in a good and professional manner in accordance with general industry standards, unless a higher standard is required herein, in which case the higher standard shall apply.

         6.6      The Company hereby represents and warrants to Global that the
Company has the full legal right, power and authority to enter into this License
Agreement and to perform all its obligations under the License Agreement. In addition, the Company represents and warrants to Global that the Company has taken all action which is necessary, required or appropriate to authorize or enable it to enter into and perform this License Agreement and that this License
Agreement, when executed and delivered to Global, shall constitute the valid and binding legal obligation of the Company.

7.       Warranty/Disclaimer. Global warrants for a period of three (3) years from the date hereof, that the Licensed Technology will perform substantially as represented unless modified by a party other than Global or Kovar under their direction in which case this warranty is void. Global warrants for a period of three (3) years from the delivery of any Improvement that such Improvement will perform substantially as described in the documentation therefore if any. EXCEPT
AS EXPRESSLY PROVIDED IN THIS SECTION 7, NEITHER PARTY MAKES ANY REPRESENTATION
OR WARRANTY, EXPRESS OR IMPLIED, AND EACH PARTY HEREBY DISCLAIMS ALL OTHER
WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ALL WARRANTIES OF
MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.       Limitation of Liability.  EXCEPT FOR CLAIMS UNDER SECTION 9
(INDEMNIFICATION), NEITHER PARTY SHALL BE LIABLE OR OBLIGATED UNDER ANY SECTION
OF THIS LICENSE OR UNDER CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL
OR EQUITABLE THEORY FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES.

9.       Indemnification.

         (a)      Global and Kovar (the "Indemnitors") hereby jointly and
severally indemnify and hold harmless the Company, each of its directors, officers, employees, licensees, stockholders and agents (each, an "Indemnified
Party"), against any losses, claims, damages or liabilities (including costs of investigation, attorney's fees and costs) resulting from a claim (the "Claim")
made by a non-party to this License Agreement to the extent the Claim relates to, or would not have arisen but for, a breach of a representation, warranty of covenant set forth in this License Agreement, and will reimburse an Indemnified
Party, including but not limited to costs reasonably associated with defending against any such loss, claim, damage, liability or action.

         (b)      Any Indemnified Party seeking indemnification under this
Agreement shall give to the party obligated to provide to the Indemnitors a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder promptly upon learning of the existence of such claim. Upon receipt by the Indemnitor of a Claim Notice from an Indemnified Party with respect to any claim of a third party, such Indemnitor may assume the defense thereof with counsel reasonably satisfactory to the
Indemnified Party and, in such event, shall agree to pay and otherwise discharge with the Indemnitor's own assets all judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses related thereto; and the Indemnified Party shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. If the Indemnitor does not assume the defense thereof within ten days of its receipt of the Claim Notice, the
Indemnitor shall similarly cooperate with the Indemnified Party in such defense or prosecution. The Indemnified Party shall have the right to participate in the defense or prosecution of any lawsuit with respect to which the Indemnitor has assumed the defense and to employ its own counsel therein, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless
(i) the Indemnitor shall not have promptly employed counsel reasonably satisfactory to such Indemnified Party to take charge of the defense of such action, (ii) such Indemnified Party shall have reasonably concluded that there exists a significant conflict of interest with respect to the conduct of such
Indemnified Party's defense by the Indemnitor, or (iii) the Indemnitor fails to provide reasonable insurance to the Indemnified Party of its financial capacity to defend such action and provide indemnification with respect to such action, in any of which events such reasonable fees and expenses shall be borne by the
Indemnitor and the Indemnitor shall not have the right to direct the defense of any such action on behalf of the Indemnified Party. The Indemnitor shall have the right, in its sole discretion, to settle any claim (a) which is solely for monetary damages for which indemnification has been sought and is available hereunder, and (b) where there is no finding or admission of any violation of any legal requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, provided that the Indemnitor shall not agree to the settlement of any claim which constitutes the subject of a Claim Notice which settlement in the reasonable opinion of the Indemnified Party would have a material adverse continuing effect on the business of the Indemnified Party without the prior written consent of the Indemnified Party. The Indemnified Party shall give written notice to the Indemnitor of any proposed settlement of any suit, which settlement the Indemnitor may, if it shall have assumed the defense of the suit, reject in its reasonable judgment within 10 days of receipt of such notice.
Notwithstanding the foregoing the Indemnified Party shall have the right to pay or settle any suit for which indemnification has been sought and is available hereunder, provided that, if the defense of such claim shall have been assumed by the Indemnitor, the Indemnified Party shall automatically be deemed to have waived any right to indemnification hereunder.

10.      Confidential Information.

         10.1     Except as otherwise provided in this section 10, each party agrees that all business, technical and financial information it obtains from the other party that is designated as confidential or proprietary in writing, or is disclosed in such a manner that a reasonable person would understand the nature and confidentiality of the information disclosed, is and shall be the confidential property of the disclosing party and its licensors ("Confidential
Information" of the disclosing party). Each party's inventions, algorithms, know-how and ideas disclosed to the other party hereunder shall be considered the Confidential Information of the disclosing party. Confidential Information shall not include information that is: (i) previously rightfully known to the receiving party without restriction on disclosure, (ii) hereafter becomes known to the general public, through no act or omission on the part of the receiving party, (iii) disclosed to the receiving party by a third party without breach of any separate nondisclosure obligation, or (iv) independently developed by the receiving party without access to the Confidential Information of the disclosing party, provided that only the specific information that meets one of the above exclusions shall be excluded and not any other information that happens to appear in proximity to such excluded portion (for example, a portion of a document may be excluded without affecting the confidential nature of those portions that do not themselves qualify for exclusion).

         10.2     Except as expressly and unambiguously allowed herein, the
receiving party will hold in confidence and not use or disclose any Confidential
Information of the disclosing party and shall similarly bind its employees, consultants and independent contractors in writing. The receiving party shall treat trade secrets and Confidential Information related to the Licensed
Technology or otherwise disclosed hereunder in such manner and with such a degree of care as such party treats its own trade secret and Confidential
Information, but in no event with less than a reasonable degree of care. The receiving party shall be responsible for any unauthorized disclosures or use of
Confidential Information by its employees, consultants or independent contractors.

         10.3     Upon expiration or termination of this License Agreement all of the Confidential Information of the disclosing party (including any copies or digests thereof) will be returned to the disclosing party, and receiving party will make no further use of such materials.

         10.4     If required by law, the receiving party may disclose
Confidential Information of the disclosing party, but will give adequate prior notice of such disclosure to the disclosing party to permit the disclosing party to intervene and to request protective orders or other confidential treatment therefore.

         10.5     The parties acknowledge that money damages will not be an
adequate remedy if this Section 10 is breached and, therefore, either party may, in addition to any other legal or equitable remedies, seek an injunction or other equitable relief against such breach or threatened breach without the necessity of posting any bond or surety.

11.      Term and Termination.

         11.1     Term. This License Agreement is perpetual and is irrevocable.
In the event of a material breach of this License Agreement by the Company, the exclusive remedy available to Global shall be monetary damages. Global shall not be able to terminate or revoke this License Agreement.

         11.2     Breach. If either Party shall materially breach a material provision of any of its obligations hereunder, the other may give written notice specifying the default and indicating an intent to seek remedies therefore if such default is not corrected. For purposes of this Section 11.2, a material breach shall include without limitation a failure by the Company to pay
Royalties under this License. The defaulting party shall have thirty (30) days in which to cure such breach, which cure period shall begin on the date it receives the default notice from the non-breaching party. If the default is not corrected by the end of such cure period, subject to the limitation provided in
Section 11.1 above, the non-breaching party shall have the right to seek any and all remedies available to it at law or in equity, including the rights to receive damages and to obtain equitable relief.

         11.3     Termination for Convenience. The Company shall have the right to terminate this License at any time upon at least sixty (60) days prior written notice to Global, and if it elects to do so, all licensed rights granted hereunder shall terminate.

         11.6     Effects of Termination. Sections 1, 6, 7, 8, 9, 10, 11.6, and
12 of this License Agreement and any accrued rights to payment shall survive any termination of this License Agreement. Further, any licenses granted third parties pursuant to this License Agreement shall remain in effect after termination in accordance with the terms of such licenses, provided that Global shall continue to receive, and the Company shall continue to pay, Royalties from such licenses.

12.     General Provisions.

         12.1     Neither party may assign this License Agreement, in whole or in part, without the prior written consent of the other (which will not be unreasonably withheld or delayed); provided however that either party may assign this License Agreement: (1) to an Affiliate, or (2) to a transferee of substantially all of the business operations of such party (whether by asset sale, stock sale, merger, reorganization, operation of law, or otherwise) unless such entity is a competitor of the other party. Any attempt to assign this
License Agreement other than as permitted above will be null and void.

         12.2     This License Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective  heirs,  executors, administrators,  personal  representatives,  successors and permitted assigns of any of the parties to this License Agreement.

         12.3     This License Agreement, and all matters arising out of or
relating to this Agreement, shall be governed by the laws of the State of
Florida without reference to conflicts of laws principles. Any legal action or proceeding relating to this License Agreement shall be instituted in a state or federal court in Tampa, Florida. The Parties agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such legal action or proceeding.

         12.4     All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given when mailed by first class mail to the following addresses:

         If to Sky Way Aircraft, to:

                                    ______________
                                    ______________
                                    ______________
                                Fax:______________

         With a copy to:

                                    ______________
                                    ______________
                                    ______________
                                Fax:______________

         If to Sky Way Global, to:

                                    ______________
                                    ______________
                                    ______________
                                Fax:______________

         With a copy to:

                                    ______________
                                    ______________
                                    ______________
                                Fax:______________

Both parties may treat documents faxed one to the other as original documents;
nevertheless, either party may require the other to exchange original signed documents.

         12.5     If any provision of this License Agreement is held to be
invalid or unenforceable, the remaining provisions of this License Agreement will remain in full force.

         12.6     The waiver by either party of any default of breach of this
License Agreement shall not constitute a waiver of any other or subsequent default or breach.

         12.7     This Agreement constitutes the complete agreement between the parties and supercedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this License
Agreement. This License Agreement may not be modified or amended except in writing signed by a duly authorized representative of each party; no other act, document, usage or custom shall be deemed to amend or modify this License
Agreement.

         12.8     Neither party shall be liable to the other for any delay or failure to perform any obligation under this License Agreement if the delay or failure is due to circumstances beyond the reasonable control of the non-performing party.

         IN WITNESS WHERE, the Parties have executed this License Agreement as of the date above first written.

                                      SKY WAY AIRCRAFT, INC.

                                      By: /s/ James Kent
                                      Name:   James Kent
                                      Title:  President

                                      SKY WAY GLOBAL, LLC.

                                      By: /s/ Brent Kovar
                                      Name:   Brent Kovar
                                      Title:  Chief Executive Officer

                                          /s/ Brent Kovar
                                              Brent Kovar

                                    EXHIBIT D

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Employment Agreement") dated as of the
20th day of June 2003, by and between James Kent, resident of the State of
Florida ("Executive"), SkyWay Communications Holding Corp., a corporation duly existing under the laws of the State of Florida ("Parent Corporation") and Sky
Way Aircraft, Inc. (the "Company"), a corporation duly existing under the laws of the State of Florida.

               In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

               1.     Employment; Term.

               The Company and the Parent Corporation hereby employ the
Executive and the Executive hereby accepts employment by them for the period commencing on the date hereof (the "Appointment Date") and ending on the third
(3rd) anniversary of such date, unless earlier terminated as set forth herein
(the "Employment Term").

               2.     Position and Duties.

            (a)        Subject to the terms and conditions of this Agreement,
the Company and the Parent Corporation hereby employ the Executive to serve as the Chief Executive Officer of the Company and the Parent Corporation. The
Executive hereby accepts such employment and agrees to perform such reasonable responsibilities and duties commensurate with the aforesaid positions as lawfully assigned and directed by the Boards of Directors of the Company and the
Parent Corporation (the "Boards"), or as set forth in the Bylaws of the Company and the Parent Corporation. The Executive shall report to the Boards of the
Company and the Parent Corporation, and, subject to good faith consultation with and the final authority of the Boards shall be responsible for the day-to-day operations of the Company and the Parent Corporation. The Executive shall diligently, faithfully and competently perform the Executive's duties and obligations hereunder and shall devote all of his business time, labor, skill, energy and attention exclusively to the business and affairs of the Company and the Parent Corporation and to the furtherance of the interests, business and prospects of the Company and the Parent Corporation.

                  (b)      Other than Executive's position and employment at the
Company or Parent Corporation, Executive throughout the term of this Employment
Agreement shall not directly or indirectly, render services to any other person, organization or entity on any matter whatsoever without the prior written consent of the Company or Parent Corporation. In addition, Executive acknowledges that while he is employed by the Company or Parent Corporation, he will not compete with it. Competition prohibited includes, but is not limited to, any direct or indirect, sole or joint, ownership, management, operation, control or investment in the shares and/or securities of, loans or advances to, employment or consulting with, or any other connection or affiliation with any other entity, corporation, university, individual, except as provided in this section, that directly or indirectly competes with the Company or Parent
Corporation.

               3.     Compensation.

               As compensation for his services and covenants hereunder, the xecutive shall receive the following:

               (a)    The Executive shall receive a salary ("Base Salary") at
the rate of $150,000 per annum, less withholdings and deductions required by law. Such Base Salary shall be payable by the Company in accordance with the
Company's customary practice, but not less than bi-monthly. The Executive's Base
Salary shall be increased by a minimum ten percent (10%) on the first anniversary of the Appointment Date and on each anniversary date thereafter during the Employment Term.

               (b)    From time to time during the Employment Term, the
Executive shall be eligible to receive a bonus at the sole and absolute discretion of the Company or the Parent Corporation (the "Discretionary Bonus").
Whether such Discretionary Bonus shall be granted to the Executive, and, if granted, the timing, amount and manner of payment of any such Discretionary
Bonus shall be in the sole and absolute discretion of the Company or the Parent
Corporation.

               (c)    Subject to the terms and conditions below, the Executive
will be entitled to the grant of stock options to purchase 210,000 shares of common stock of the Parent Corporation ("Stock Option Grant"). These options will be granted from a pool of options to be set aside for employees of the
Company or the Parent Corporation in a stock option plan or similar incentive plan adopted by the board of directors of the Parent Corporation. Such options shall vest as follows: 70,000 on the 1st anniversary of the Appointment Date;
70,000 on the 2nd anniversary of the Appointment Date; and 70,000 on the 3rd anniversary of the Appointment Date. The option exercise price shall be the closing market price for the common stock on the Appointment Date, and the exercise period will be three (3) years from the vesting date, or as otherwise set forth in such stock option plan or similar incentive plan.

               The terms and conditions of these options will be subject to those set forth in the Parent Corporation's stock option plan or similar incentive plan referred to above. The Executive understands that the provisions of this plan and any agreement(s) entered into between the Executive and Parent
Corporation pursuant thereto will affect, among other things, exercisability of these options in the event of the death or disability of the Executive, transferability of these options, and the termination of the exercise period upon certain significant corporate transactions.

               The Executive acknowledges that the stock option plan or other incentive plan, pursuant to which the Executive's options are to be granted, must be approved by the Parent Corporation's stockholders, and such approval is a condition to the Parent Corporation's obligation to issue options to the
Executive as described herein. The grant of these options will only be effective upon the Executive's express agreement to be bound to the terms of such plan, after the Executive has received a copy thereof. Subject to the terms and conditions stated below, the Executive must remain employed by the Company or the Parent Corporation for the options granted hereby to vest in accordance with the above specified vesting schedule.

               (d)    The Executive expressly represents, acknowledges and
agrees that the Discretionary Bonus, if any, and stock options constitute additional consideration ("Additional Consideration") payable to him for the
Executive's adherence to the covenants undertaken by him pursuant to Section 6 of this Agreement.

               4.     Benefits; Vacation; Expenses.

               (a)    During the Executive's employment hereunder, the Executive shall be entitled to such vacation, personal leave, health, medical, insurance, fringe and holiday benefits as the Company may provide to its executive employees from time to time.

               (b)    During the Executive's employment hereunder, the Company
shall provide Executive with an automobile allowance in the amount of $750.00 per month, for payment of expenses relating to Executive's operation and use of an automobile in the course of performing duties under this Agreement.

               (c)    During the Executive's employment hereunder, the Company
shall provide the Executive with a cellular telephone, appropriate laptop and a nationwide alpha pager, and pay directly the cost of such services, for the
Executive's use in conducting the business of the Company and the Parent
Corporation.

               (d)    During the Executive's employment hereunder, the Executive shall be reimbursed by the Company for all reasonable  expenses  incurred by him in connection  with the business of the Company or the Parent  Corporation  upon the submission of appropriate documentation with respect thereto.

               5.     Termination.

               (a)    For Cause. Notwithstanding anything to the contrary
contained herein, the Company or the Parent Corporation may terminate this
Agreement immediately for "Cause" upon written notice to the Executive, in which event the Company shall be obligated to pay the Executive that portion of the
Base Salary due him through the date of termination, and any accrued and unpaid expense reimbursement pursuant to Section 4(d) hereof. For purposes of this
Agreement, "Cause" shall mean and be limited to (i) the conviction of the
Executive of a felony under federal or state law; (ii) acts of dishonesty or moral turpitude constituting fraud or embezzlement or otherwise materially adversely affecting the business or properties of the Company or the Parent
Corporation and/or their subsidiaries or affiliates; (iii) failure by the
Executive to obey the reasonable and lawful orders of the Board of Directors or
Chairman of the Company or the Parent Corporation; (iv) violation by the
Executive of the policies, procedures or guidelines promulgated by the Board of
Directors or the Chairman of the Company or the Parent Corporation; (v) willful disregard by the Executive of the Executive's obligations hereunder; (vi) the material failure of the Executive to perform his duties pursuant to Section 2 hereof, as reasonably determined by the Board of Directors or Chairman of the
Company or the Parent Corporation; or (vii) conduct by the Executive that exceeds his actual authority. Notwithstanding anything herein to the contrary, the Company or the Parent Corporation shall notify the Executive of any purported grounds constituting Cause, and the Executive shall have no less than ten (10) business days within which to cure such purported grounds. In the event that such grounds cannot be cured within said period of time, and provided that it is possible for such grounds to be cured, the Executive shall have a reasonable period of time to cure such grounds, provided that he is proceeding in good faith to cure same. The notice shall state with particularity the conduct of the Executive constituting Cause. The Executive shall have a reasonable opportunity to present his position to the Board of the Company or the Parent Corporation during the notice period and prior to any termination.

               (b)    Disability. The Company or the Parent Corporation shall
have the right to terminate this Agreement upon written notice to the Executive if the Executive becomes Disabled (as defined below). In such event, the Company shall be obligated to pay the Executive that portion of the Base Salary due him through the date of termination, and accrued and unpaid expense reimbursement pursuant to Section 4(d) hereof. The Executive shall be deemed to have become
"Disabled" for the purposes of this Agreement if the Executive fails or is unable to perform his material duties hereunder on account of illness or other incapacity for a period of ninety (90) consecutive days during the Employment
Term or an aggregate of one hundred twenty (120) days (whether or not consecutive) in any twelve-month period during the Employment Term.

               (c)    Death. If the Executive dies during the Term, then this
Agreement shall terminate immediately and the Executive's legal representative shall be entitled that portion of the Executive's Base Salary due him through the date of termination.

               (d)    Without Cause. The Executive's employment under this
Agreement may be terminated at any time by the Company or the Parent Corporation without Cause. Upon any termination of the Executive's employment hereunder without Cause during the first year of the Employment Term, as additional consideration for the Executive's adherence to his covenants in Section 6 hereof, the Company shall continue to pay to the Executive for a period of six
(6) months the Executive's Base Salary based on the Executive's monthly salary at the time of such termination and all medical and health benefits provided at the time of termination. The Company shall also pay to the Executive all accrued and unpaid expense reimbursement pursuant to Section 4(d) hereof. Upon any termination of the Executive's employment hereunder without Cause following the first anniversary date of the Appointment Date, as additional consideration for the Executive's adherence to his covenants in Section 6 hereof, the Company shall continue to pay to the Executive for a period of twelve (12) months the
Executive's Base Salary based on the Executive's monthly salary at the time of such termination and all medical and health benefits provided at the time of termination; provided however, in the event that Executive is terminated without
Cause in the final year of this employment contract, the Company shall continue to pay Executive his Base Salary based on the Executive's monthly salary and all medical and health benefits provided at the time of termination up until the end of the contract term. The Company shall also pay to the Executive all accrued and unpaid expense reimbursement pursuant to Section 4(d) hereof. In addition to the foregoing, in the event Executive's employment is terminated by the Company or the Parent Corporation without Cause, then all of the Options granted to
Executive shall immediately vest and become exercisable.

6.      Confidential Information; Trade Secrets; Assignment of Inventions.

         (a)      Confidential Information. The Company and Parent Corporation
are fully aware that Executive is a skilled professional, with many years of experience. Executive acknowledges that in the process, during the course and arising out of his employment hereunder he may develop Confidential Information for Company and Parent Corporation and may learn of Confidential Information developed or owned by Company or Parent Corporation or entrusted to Company or
Parent Corporation by others or he may have developed, learned or been entrusted with Confidential Information of the Company or Parent Corporation while working on the Company's or Parent Corporation's projects which were handled by affiliates of the Company. Executive shall comply with the Company and Parent
Corporation's policies and procedures for protecting Confidential Information, including such Confidential Information developed, learned or entrusted prior to the signing of this Employment Agreement, and shall never, directly or indirectly, use any Confidential Information, or disclose, copy or allow access to any Confidential Information to any other person, corporation or entity, except as required by the normal and proper course of his duties for Company or
Parent Corporation. Executive understands that his obligations regarding Company or Parent Corporation's Confidential Information shall survive as long as the confidential nature of the information is maintained. Executive also understands that these restrictions with regard to the Company or Parent Corporation's
Confidential information shall continue to apply after his employment terminates, regardless of the reason of termination.

                  (i)      Definition of Confidential Information. Confidential
Information means any and all information proprietary to Company or Parent
Corporation, whether or not reduced to writing or other tangible medium of expression, and whether or not patented, patentable, capable of trade secret protection, or protected as an unpublished or published work under the United
States Copyright Act of 1976, as amended. Confidential Information also includes information relating to the Intellectual Property and Business Practices of
Company or Parent Corporation. Confidential information shall also include any other information learned by Executive during the course of his employ with
Company or Parent Corporation or during his work on the Company or Parent
Corporation's projects, and Confidential Information, as defined herein, shall belong solely to Company or Parent Corporation , and that Executive shall have no right therein.

                  (ii)     Definition of Intellectual Property. Intellectual
Property includes information relating to Company or Parent Corporation's research and development, inventions, discoveries, developments, improvements, methods and processing, know-how, drawings, blueprints, specifications, product briefs, algorithm, computer programs and software, compositions, works, concepts, designs, ideas, prototypes, models, samples, screens, molds, lasts, patents, copyrights, trademarks, trade names, Trade Secrets, formulas, writings, notes, and patent, trademark, and copyright applications.

                  (iii)    Definition of Business Practices. Business Practices
includes information relating to Company or Parent Corporation's intellectual property, business plans, financial information, products, services, manufacturing processes and methods, costs, sources of supply, advertising and marketing plans, customer lists, manufacturer's lists, grower's lists, distribution lists, sales, profits, pricing methods, personnel, and business relationships.

                  (iv)     Definition of Trade Secrets. For the purposes of this
Agreement, Trade Secrets includes, but is not limited to, all forms and types of financial, business, scientific, technical, economic, or engineering information, including patterns, plans, compilations, program devices, formulas, designs, prototypes, methods, techniques, processes, procedures, programs, or codes, whether tangible, and whether or how stored, compiled, or memorialized physically, electronically, graphically, photographically, or in writing if (1)
the owner thereof has taken reasonable measures to keep such information secret;
(2) and the information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable through proper means by, the public.

         (b)      Disclosure of Intellectual Property and Assignment of Rights.
Executive shall promptly and fully disclose to Company or Parent Corporation all
Intellectual Property (as defined above), including but not limited to any ideas, inventions, original works of authorship, developments, improvements, modifications, enhancements or Trade Secrets, and in and to any technology, process, application, documentation, software, hardware, firmware, creative works, know-how and information, conceived, made, created, developed or reduced to practice by Executive (whether alone or with others, whether or not during normal business hours and whether or not on Company or Parent Corporation 's premises) (the "Inventions") during and arising out of his involvement with the
Company or as a consultant, prior to this Employment Agreement, or during his employment or within six months thereafter that relates in any way to the business or prospective activities of Company or Parent Corporation or that results from or is suggested by, work the Executive does for Company or Parent
Corporation (the "Company or Parent Corporation Inventions")

                  (i)      The Executive hereby declares that he is fully aware
that the Company or Parent Corporation has full right, title and interest in and to any Inventions and Company or Parent Corporation Inventions, and the employee acknowledges and agrees that the employer has the entire right, title and interest in and to any proprietary rights in the Company or Parent Corporation
Inventions or based thereon, except that the Company hereby acknowledges that the inventions set forth on Exhibit A hereto, shall not be deemed an Invention or Company or Parent Corporation and shall belong solely to Executive and the other registered inventors, if any.

                  (ii)     In consideration for the Additional Consideration,
Executive hereby assigns and agrees to assign to the Company and the Parent
Corporation, or its designees, the entire full right, title, and interest in and to all such Inventions or Company or Parent Corporation Inventions.

                  (iii)    The Executive agrees that, during and subsequent to
his employment by Company or Parent Corporation , he will, at Company or Parent
Corporation 's request and expense, execute any and all applications for domestic and foreign patents, copyrights or other rights and otherwise provide assistance (including, but not limited to, the execution and delivery of instruments of further assurance or confirmation) to assign such Inventions and
Company or Parent Corporation Inventions to Company or Parent Corporation and to
permit Company or Parent Corporation to enforce any patents, copyrights or other rights in and to such Inventions and Company or Parent Corporation Inventions.
All copyrightable works that Executive shall create shall be considered "work made for hire".

         (c)      Protection of Documents and Return of Property. Executive will protect, secure and safeguard all documents, books, records, tapes, disks, videos, microfilm, micro-fiche, and other media currently existing or to be developed in the future, in which Confidential Information is contained
("Confidential Documents and Items"), which are in the Executive's possession or in such other possession to which the Executive, by using reasonable efforts, could gain access to. Executive acknowledges that such Confidential Documents and Items are and shall remain the sole and exclusive property of the Company or
Parent Corporation. Executive will not copy any Confidential Documents and Items or remove any Confidential Documents and Items, or copies thereof, from the
Executive's premises, except as required by the normal and proper course of his employment with the Company or Parent Corporation. Executive agrees to return to the Company or Parent Corporation promptly upon the termination of his employment, or at any other time when requested by the Company or Parent
Corporation, any and all property of the Executive, including, but not limited to, all Confidential Documents and Items, and copies thereof in his possession or control. Company or Parent Corporation will provide Executive with reasonable, customary and cost-effective means and mechanism to protect the
Confidential Documents and Items.

         (d)      The Executive agrees that he shall not, directly or
indirectly, during his employment hereunder or at any time thereafter, except as required for the conduct of the business of the Company or the Parent
Corporation or as authorized in writing by the Company or Parent Corporation, use, publish, appropriate, exploit, copy or summarize Confidential Information, or communicate or disclose Confidential Information to any third party.

         (e)      Upon termination of the Executive's employment hereunder, the
Executive shall immediately deliver or cause to be delivered to the Company or
Parent Corporation all of the Confidential Information in the Executive's
possession or control, including, without limitation: originals and/or copies of books; catalogues; sales brochures; customer lists; price lists; employee manuals; operation manuals; marketing and sales plans and strategies; files;
computer disks; and all other documents and materials, in any form whatsoever, reflecting or referencing Confidential Information as well as all other materials and equipment furnished to or acquired by the Executive as a result of or during the course of the Executive's employment by the Company.

               (f)    During the Executive's employment hereunder and for a
period of six (6) months following the termination of such employment, the
Executive shall not, directly or indirectly, for himself or on behalf of any other person, firm or entity solicit, have any contact with or accept business from, any of the Company's or Parent Corporation's customers or clients, or known customer or client prospects, or otherwise induce or influence any such customer or client or known customer or client prospect to reduce its volume of business, or terminate or divert its relationship or otherwise in any way adversely affect its relationship, with the Company or Parent Corporation.

               (g)    The Executive acknowledges and agrees that the
restrictions and limitations contained in this Section 6 are reasonable as to scope and duration and necessary to protect the business of the Company and the
Parent Corporation, to protect their proprietary interest in their Confidential
Information, and to preserve for them the competitive advantage derived from maintaining the Confidential Information as secret. In the event that any of the restrictions and limitations contained in this Section 6 are deemed unreasonable or to otherwise exceed the time and/or geographic limitations permitted by applicable law, such provisions of this Section shall be reformed to conform with the maximum time and/or geographic limitations permitted by applicable law.

               (h)    The Executive acknowledges and agrees that it is
impossible to measure in money the damages which will accrue to the Company or the Parent Corporation if the Executive shall breach or be in default of any of the his representations or agreements set forth in this Section 6. Accordingly, if the Executive breaches or is in default of any of the representations or agreements set forth in this Section 6, the Company or Parent Corporation shall have the full right to seek injunctive relief, in addition to any other existing rights provided in this Agreement or by operation of law, without the requirement of posting bond. In any action or proceeding instituted by or on behalf of the Company or Parent Corporation to enforce any term of this Section
6, the Executive hereby waives any claim or defense thereto that the Company or
Parent Corporation has an adequate remedy at law or that the Company or Parent
Corporation has not been, or is not being, irreparably injured by the
Executive's breach or default. The rights and remedies of the Company and Parent
Corporation pursuant to this Section 6 are cumulative, in addition to, and shall not be deemed to exclude, any other right or remedy which the Company or Parent
Corporation may have pursuant to this Agreement or otherwise, at law or in equity.

7.      Representations and Warranties of the Parties.

               (a)    In order to induce the Executive to enter into this
Agreement, the Company hereby represents and warrants to the Executive that (i)
the Company has the power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder, (ii) the execution and delivery of this Agreement by the Company and the performance of its obligations hereunder will not violate or be in conflict with any fiduciary or other duty, instrument, agreement, document, arrangement or other understanding to which the
Company is a party or by which it may be bound or subject and (iii) the Company is not a party to any instrument, agreement, document, arrangement or other understanding with any person restricting the disclosure by the Company to the
Executive of any confidential information or the hiring of the Executive for employment hereunder.

               (b)    In order to induce the Company to enter into this
Agreement, the Executive hereby represents and warrants to the Company that (i)
the Executive has the legal capacity and unrestricted right to execute and deliver this Agreement and to perform all of his obligations hereunder and (ii)
the execution and delivery of this Agreement by the Executive and the performance of his obligations hereunder will not violate or be in conflict with any fiduciary or other duty, instrument, agreement (including but not limited to any employment agreement), document, arrangement or other understanding to which the Executive is a party or by which he may be bound or subject.

8.      Directors and Officers Insurance

               In connection with the Executive's employment hereunder, the
Executive  shall be entitled to the maximum  directors  and  officers  liability insurance  coverage  as the  Company or Parent  Corporation  may  provide to its directors and officers from time to time.

9.      Amendment and Modification.

               This Agreement may not be amended, modified or changed except by a writing signed by the parties hereto.

10.     Waiver of Compliance; Consents.

               Except as otherwise provided in this Agreement, any failure of either of the  parties to comply with any  obligation,  covenant,  agreement  or condition herein may be waived by the party entitled to the benefit thereof only by written  instrument signed by the party granting such waiver, but such waiver or failure to insist  upon strict  compliance  with such  obligation,  covenant, agreement  or  condition  shall not  operate  as a waiver of, or  estoppel  with respect to, any subsequent or other failure. Whenever this Agreement requires or permits  consent  by or on behalf  of a party,  such  consent  shall be given in writing in a manner  consistent with the requirements for a waiver of compliance as set forth in this Section 10.

11.     Notices.

               All notices and other communications hereunder shall be deemed given upon (a) the sender's confirmation of receipt of a facsimile transmission to the recipient's facsimile number set forth below, (b) confirmed delivery by a standard overnight carrier to the recipient's address set forth below, (c)
delivery by hand to the recipient's address set forth below or (c) the expiration of five (5) business days after the day mailed in the United States by certified or registered mail, postage prepaid, return receipt requested, addressed to the recipient's addresses set forth below (or, in each case, to or at such other facsimile number or address for a party as such party may specify by notice given in accordance with this Section 11):

               (a)    If to the Company or Parent Corporation, to:

                      _________________
                      _________________
                      _________________
                      _________________

                      With a copy to:

                      _________________
                      _________________
                      _________________
                      _________________

               (b)    If to the Executive, to:

                      _________________
                      _________________
                      _________________

                      With a copy to:

                      _________________
                      _________________
                      _________________
                      _________________

12.     Binding Effect.

               This Agreement shall be binding upon and inure to the benefit of the Executive and his heirs and legal representatives and the Company and the
Parent Corporation and their successors and assigns.

13.     Governing Law.

               This Agreement shall be deemed to have been made, drafted, negotiated and the transactions contemplated hereby consummated and fully performed in the State of Florida, and shall be governed by and construed in accordance with the internal laws of the State of Florida without regard to the conflicts of laws rules thereof.

14.     Assignment.

               Neither this Agreement nor any of the Executive's rights, powers, duties or obligations hereunder may be assigned by the Executive.

15.    Severability.

               If any provision of this Agreement shall be unenforceable under any applicable law, then notwithstanding such  unenforceability the remainder of this Agreement shall continue in full force and effect.

16.    Entire Agreement.

               This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters set forth herein and supersedes all prior agreements and understandings between the parties with respect to those matters. There are no promises, representations, warranties, covenants or undertakings other than those set forth herein.

17.    Counterparts.

               This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which taken together shall constitute one and the same document.

18.    Survival.

               To the extent required to give effect to the intent of the parties to this Agreement, the provisions of this Agreement shall survive any termination hereof and any termination of the employment of the Executive hereunder.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        SKYWAY COMMUNICATIONS HOLDING CORP.

                                        By: /s/ Jamee Kalimi
                                        Name:   Jamee Kalimi
                                        Title:  President

                                            /s/ James Kent
                                                James Kent

                                        SKY WAY AIRCRAFT, INC.

                                        By: /s/ Brent Kovar
                                        Name:   Brent Kovar
                                        Title:  Chief Executive Officer

                                   EXHIBIT E

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Employment Agreement") dated as of the
20th day of June 2003, by and between Brent Kovar, resident of the State of
Florida ("Executive"), SkyWay Communications Holding Corp., a corporation duly existing under the laws of the State of Florida ("Parent Corporation") and Sky
Way Aircraft, Inc. (the "Company"), a corporation duly existing under the laws of the State of Florida.

               In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

               1.     Employment; Term.

               The Company and the Parent Corporation hereby employ the
Executive and the Executive hereby accepts employment by them for the period commencing on the date hereof (the "Appointment Date") and ending on the third
(3rd) anniversary of such date, unless earlier terminated as set forth herein
(the "Employment Term").

               2.     Position and Duties.

            (a)        Subject to the terms and conditions of this Agreement,
the Company and the Parent Corporation hereby employ the Executive to serve as the President and Chief Technology Officer of the Company and the Parent
Corporation. The Executive hereby accepts such employment and agrees to perform such reasonable responsibilities and duties commensurate with the aforesaid positions as lawfully assigned and directed by the Boards of Directors of the
Company and the Parent Corporation (the "Boards"), or as set forth in the Bylaws of the Company and the Parent Corporation. The Executive shall report to the
Boards and the Chief Executive Officer (the "CEO") of the Company and the Parent
Corporation, and, subject to good faith consultation with and the final authority of the CEO, shall be responsible for the day-to-day operations of the
Company and the Parent Corporation. The Executive shall diligently, faithfully and competently perform the Executive's duties and obligations hereunder and shall devote all of his business time, labor, skill, energy and attention exclusively to the business and affairs of the Company and the Parent
Corporation and to the furtherance of the interests, business and prospects of the Company and the Parent Corporation.

                  (b)      Other than Executive's position and employment at the
Company or Parent Corporation, Executive throughout the term of this Employment
Agreement shall not directly or indirectly, render services to any other person, organization or entity on any matter whatsoever without the prior written consent of the Company or Parent Corporation. In addition, Executive acknowledges that while he is employed by the Company or Parent Corporation, he will not compete with it. Competition prohibited includes, but is not limited to, any direct or indirect, sole or joint, ownership, management, operation, control or investment in the shares and/or securities of, loans or advances to, employment or consulting with, or any other connection or affiliation with any other entity, corporation, university, individual, except as provided in this section, that directly or indirectly competes with the Company or Parent
Corporation.

              3.      Compensation.

               As compensation for his services and covenants hereunder, the
Executive shall receive the following:

               (a)    The Executive shall receive a salary ("Base Salary") at
the rate of $150,000 per annum, less withholdings and deductions required by law. Such Base Salary shall be payable by the Company in accordance with the
Company's customary practice, but not less than bi-monthly. The Executive's Base
Salary shall be increased by a minimum ten percent (10%) on the first anniversary of the Appointment Date and on each anniversary date thereafter during the Employment Term.

               (b)    From time to time during the Employment Term, the
Executive shall be eligible to receive a bonus at the sole and absolute discretion of the Company or the Parent Corporation (the "Discretionary Bonus").
Whether such Discretionary Bonus shall be granted to the Executive, and, if granted, the timing, amount and manner of payment of any such Discretionary
Bonus shall be in the sole and absolute discretion of the Company or the Parent
Corporation.

               (c)    Subject to the terms and conditions below, the Executive
will be entitled to the grant of stock options to purchase 210,000 shares of common stock of the Parent Corporation ("Stock Option Grant"). These options will be granted from a pool of options to be set aside for employees of the
Company or the Parent Corporation in a stock option plan or similar incentive plan adopted by the board of directors of the Parent Corporation. Such options shall vest as follows: 70,000 on the 1st anniversary of the Appointment Date;
70,000 on the 2nd anniversary of the Appointment Date; and 70,000 on the 3rd anniversary of the Appointment Date. The option exercise price shall be the closing market price for the common stock on the Appointment Date, and the exercise period will be three (3) years from the vesting date, or as otherwise set forth in such stock option plan or similar incentive plan.

               The terms and conditions of these options will be subject to those set forth in the Parent Corporation's stock option plan or similar incentive plan referred to above. The Executive understands that the provisions of this plan and any agreement(s) entered into between the Executive and Parent
Corporation pursuant thereto will affect, among other things, exercisability of these options in the event of the death or disability of the Executive, transferability of these options, and the termination of the exercise period upon certain significant corporate transactions.

               The Executive acknowledges that the stock option plan or other incentive plan, pursuant to which the Executive's options are to be granted, must be approved by the Parent Corporation's stockholders, and such approval is a condition to the Parent Corporation's obligation to issue options to the
Executive as described herein. The grant of these options will only be effective upon the Executive's express agreement to be bound to the terms of such plan, after the Executive has received a copy thereof. Subject to the terms and conditions stated below, the Executive must remain employed by the Company or the Parent Corporation for the options granted hereby to vest in accordance with the above specified vesting schedule.

               (d)    The Executive expressly represents, acknowledges and
agrees that the Discretionary Bonus, if any, and stock options constitute additional consideration ("Additional Consideration") payable to him for the
Executive's adherence to the covenants undertaken by him pursuant to Section 6 of this Agreement.

              4.      Benefits; Vacation; Expenses.

               (a)    During the Executive's employment hereunder, the Executive shall be entitled to such vacation, personal leave, health, medical, insurance, fringe and holiday benefits as the Company may provide to its executive employees from time to time.

               (b)    During the Executive's employment hereunder, the Company
shall provide Executive with an automobile allowance in the amount of $750.00 per month, for payment of expenses relating to Executive's operation and use of an automobile in the course of performing duties under this Agreement.

               (c)    During the Executive's employment hereunder, the Company
shall provide the Executive with a cellular telephone, appropriate laptop and a nationwide alpha pager, and pay directly the cost of such services, for the
Executive's use in conducting the business of the Company and the Parent
Corporation.

               (d)    During the Executive's employment hereunder, the Executive shall be reimbursed by the Company for all reasonable expenses incurred by him in connection with the business of the Company or the Parent Corporation upon the submission of appropriate documentation with respect thereto.

              5.      Termination.

               (a)    For Cause. Notwithstanding anything to the contrary
contained herein, the Company or the Parent Corporation may terminate this
Agreement immediately for "Cause" upon written notice to the Executive, in which event the Company shall be obligated to pay the Executive that portion of the
Base Salary due him through the date of termination, and any accrued and unpaid expense reimbursement pursuant to Section 4(d) hereof. For purposes of this
Agreement, "Cause" shall mean and be limited to (i) the conviction of the
Executive of a felony under federal or state law; (ii) acts of dishonesty or moral turpitude constituting fraud or embezzlement or otherwise materially adversely affecting the business or properties of the Company or the Parent
Corporation and/or their subsidiaries or affiliates; (iii) failure by the
Executive to obey the reasonable and lawful orders of the Board of Directors or
Chairman of the Company or the Parent Corporation; (iv) violation by the
Executive of the policies, procedures or guidelines promulgated by the Board of
Directors or the Chairman of the Company or the Parent Corporation; (v) willful disregard by the Executive of the Executive's obligations hereunder; (vi) the material failure of the Executive to perform his duties pursuant to Section 2 hereof, as reasonably determined by the Board of Directors or Chairman of the
Company or the Parent Corporation; or (vii) conduct by the Executive that exceeds his actual authority. Notwithstanding anything herein to the contrary, the Company or the Parent Corporation shall notify the Executive of any purported grounds constituting Cause, and the Executive shall have no less than ten (10) business days within which to cure such purported grounds. In the event that such grounds cannot be cured within said period of time, and provided that it is possible for such grounds to be cured, the Executive shall have a reasonable period of time to cure such grounds, provided that he is proceeding in good faith to cure same. The notice shall state with particularity the conduct of the Executive constituting Cause. The Executive shall have a reasonable opportunity to present his position to the Board of the Company or the Parent Corporation during the notice period and prior to any termination.

               (b)    Disability. The Company or the Parent Corporation shall
have the right to terminate this Agreement upon written notice to the Executive if the Executive becomes Disabled (as defined below). In such event, the Company shall be obligated to pay the Executive that portion of the Base Salary due him through the date of termination, and accrued and unpaid expense reimbursement pursuant to Section 4(d) hereof. The Executive shall be deemed to have become
"Disabled" for the purposes of this Agreement if the Executive fails or is unable to perform his material duties hereunder on account of illness or other incapacity for a period of ninety (90) consecutive days during the Employment
Term or an aggregate of one hundred twenty (120) days (whether or not consecutive) in any twelve-month period during the Employment Term.

               (c)    Death. If the Executive dies during the Term, then this
Agreement shall terminate immediately and the Executive's legal representative shall be entitled that portion of the Executive's Base Salary due him through the date of termination.

               (d)    Without Cause. The Executive's employment under this
Agreement may be terminated at any time by the Company or the Parent Corporation without Cause. Upon any termination of the Executive's employment hereunder without Cause during the first year of the Employment Term, as additional consideration for the Executive's adherence to his covenants in Section 6 hereof, the Company shall continue to pay to the Executive for a period of six
(6) months the Executive's Base Salary based on the Executive's monthly salary at the time of such termination and all medical and health benefits provided at the time of termination. The Company shall also pay to the Executive all accrued and unpaid expense reimbursement pursuant to Section 4(d) hereof. Upon any termination of the Executive's employment hereunder without Cause following the first anniversary date of the Appointment Date, as additional consideration for the Executive's adherence to his covenants in Section 6 hereof, the Company shall continue to pay to the Executive for a period of twelve (12) months the
Executive's Base Salary based on the Executive's monthly salary at the time of such termination and all medical and health benefits provided at the time of termination; provided however, in the event that Executive is terminated without
Cause in the final year of this employment contract, the Company shall continue to pay Executive his Base Salary based on the Executive's monthly salary and all medical and health benefits provided at the time of termination up until the end of the contract term. The Company shall also pay to the Executive all accrued and unpaid expense reimbursement pursuant to Section 4(d) hereof. In addition to the foregoing, in the event Executive's employment is terminated by the Company or the Parent Corporation without Cause, then all of the Options granted to
Executive shall immediately vest and become exercisable.

              6.      Confidential Information; Trade Secrets; Assignment of Inventions.

               (a)    Confidential Information. The Company and Parent
Corporation are fully aware that Executive is a skilled professional, with many years of experience. Executive acknowledges that in the process, during the course and arising out of his employment hereunder he may develop Confidential
Information for Company and Parent Corporation and may learn of Confidential
Information developed or owned by Company or Parent Corporation or entrusted to
Company or Parent Corporation by others or he may have developed, learned or been entrusted with Confidential Information of the Company or Parent
Corporation while working on the Company's or Parent Corporation's projects which were handled by affiliates of the Company. Executive shall comply with the
Company and Parent Corporation's policies and procedures for protecting
Confidential Information, including such Confidential Information developed, learned or entrusted prior to the signing of this Employment Agreement, and shall never, directly or indirectly, use any Confidential Information, or disclose, copy or allow access to any Confidential Information to any other person, corporation or entity, except as required by the normal and proper course of his duties for Company or Parent Corporation. Executive understands that his obligations regarding Company or Parent Corporation's Confidential
Information shall survive as long as the confidential nature of the information is maintained. Executive also understands that these restrictions with regard to the Company or Parent Corporation's Confidential information shall continue to apply after his employment terminates, regardless of the reason of termination.

                  (i)      Definition of Confidential Information. Confidential
Information means any and all information proprietary to Company or Parent
Corporation, whether or not reduced to writing or other tangible medium of expression, and whether or not patented, patentable, capable of trade secret protection, or protected as an unpublished or published work under the United
States Copyright Act of 1976, as amended. Confidential Information also includes information relating to the Intellectual Property and Business Practices of
Company or Parent Corporation. Confidential information shall also include any other information learned by Executive during the course of his employ with
Company or Parent Corporation or during his work on the Company or Parent
Corporation's projects, and Confidential Information, as defined herein, shall belong solely to Company or Parent Corporation , and that Executive shall have no right therein.

                  (ii)     Definition of Intellectual Property. Intellectual
Property includes information relating to Company or Parent Corporation's research and development, inventions, discoveries, developments, improvements, methods and processing, know-how, drawings, blueprints, specifications, product briefs, algorithm, computer programs and software, compositions, works, concepts, designs, ideas, prototypes, models, samples, screens, molds, lasts, patents, copyrights, trademarks, trade names, Trade Secrets, formulas, writings, notes, and patent, trademark, and copyright applications.

                  (iii)    Definition of Business Practices. Business Practices
includes information relating to Company or Parent Corporation's intellectual property, business plans, financial information, products, services, manufacturing processes and methods, costs, sources of supply, advertising and marketing plans, customer lists, manufacturer's lists, grower's lists, distribution lists, sales, profits, pricing methods, personnel, and business relationships.

                  (iv)     Definition of Trade Secrets. For the purposes of this
Agreement, Trade Secrets includes, but is not limited to, all forms and types of financial, business, scientific, technical, economic, or engineering information, including patterns, plans, compilations, program devices, formulas, designs, prototypes, methods, techniques, processes, procedures, programs, or codes, whether tangible, and whether or how stored, compiled, or memorialized physically, electronically, graphically, photographically, or in writing if (1)
the owner thereof has taken reasonable measures to keep such information secret;
(2) and the information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable through proper means by, the public.

               (b)    Disclosure of Intellectual Property and Assignment of
Rights. Executive shall promptly and fully disclose to Company or Parent
Corporation all Intellectual Property (as defined above), including but not limited to any ideas, inventions, original works of authorship, developments, improvements, modifications, enhancements or Trade Secrets, and in and to any technology, process, application, documentation, software, hardware, firmware, creative works, know-how and information, conceived, made, created, developed or reduced to practice by Executive (whether alone or with others, whether or not during normal business hours and whether or not on Company or Parent Corporation
's premises) (the "Inventions") during and arising out of his involvement with the Company or as a consultant, prior to this Employment Agreement, or during his employment or within six months thereafter that relates in any way to the business or prospective activities of Company or Parent Corporation or that results from or is suggested by, work the Executive does for Company or Parent
Corporation (the "Company or Parent Corporation Inventions")

                  (i)      The Executive hereby declares that he is fully aware
that the Company or Parent Corporation has full right, title and interest in and to any Inventions and Company or Parent Corporation Inventions, and the employee acknowledges and agrees that the employer has the entire right, title and interest in and to any proprietary rights in the Company or Parent Corporation
Inventions or based thereon, except that the Company hereby acknowledges that the inventions set forth on Exhibit A hereto, shall not be deemed an Invention or Company or Parent Corporation and shall belong solely to Executive and the other registered inventors, if any.

                  (ii)     In consideration for the Additional Consideration,
Executive hereby assigns and agrees to assign to the Company and the Parent
Corporation, or its designees, the entire full right, title, and interest in and to all such Inventions or Company or Parent Corporation Inventions.

                  (iii)    The Executive agrees that, during and subsequent to
his employment by Company or Parent Corporation , he will, at Company or Parent
Corporation 's request and expense, execute any and all applications for domestic and foreign patents, copyrights or other rights and otherwise provide assistance (including, but not limited to, the execution and delivery of instruments of further assurance or confirmation) to assign such Inventions and
Company or Parent Corporation Inventions to Company or Parent Corporation and to
permit Company or Parent Corporation to enforce any patents, copyrights or other rights in and to such Inventions and Company or Parent Corporation Inventions.
All copyrightable works that Executive shall create shall be considered "work made for hire".

               (c)    Protection of Documents and Return of Property. Executive
will protect, secure and safeguard all documents, books, records, tapes, disks, videos, microfilm, micro-fiche, and other media currently existing or to be developed in the future, in which Confidential Information is contained
("Confidential Documents and Items"), which are in the Executive's possession or in such other possession to which the Executive, by using reasonable efforts, could gain access to. Executive acknowledges that such Confidential Documents and Items are and shall remain the sole and exclusive property of the Company or
Parent Corporation. Executive will not copy any Confidential Documents and Items or remove any Confidential Documents and Items, or copies thereof, from the
Executive's premises, except as required by the normal and proper course of his employment with the Company or Parent Corporation. Executive agrees to return to the Company or Parent Corporation promptly upon the termination of his employment, or at any other time when requested by the Company or Parent
Corporation, any and all property of the Executive, including, but not limited to, all Confidential Documents and Items, and copies thereof in his possession or control. Company or Parent Corporation will provide Executive with reasonable, customary and cost-effective means and mechanism to protect the
Confidential Documents and Items.

               (d)    The Executive agrees that he shall not, directly or
indirectly, during his employment hereunder or at any time thereafter, except as required for the conduct of the business of the Company or the Parent
Corporation or as authorized in writing by the Company or Parent Corporation, use, publish, appropriate, exploit, copy or summarize Confidential Information, or communicate or disclose Confidential Information to any third party.

               (e)    Upon termination of the Executive's employment hereunder,
the Executive shall immediately deliver or cause to be delivered to the Company or Parent Corporation all of the Confidential Information in the Executive's
possession or control, including, without limitation: originals and/or copies of books; catalogues; sales brochures; customer lists; price lists; employee manuals; operation manuals; marketing and sales plans and strategies; files;
computer disks; and all other documents and materials, in any form whatsoever, reflecting or referencing Confidential Information as well as all other materials and equipment furnished to or acquired by the Executive as a result of or during the course of the Executive's employment by the Company.

               (f)    During the Executive's employment hereunder and for a
period of six (6) months following the termination of such employment, the
Executive shall not, directly or indirectly, for himself or on behalf of any other person, firm or entity solicit, have any contact with or accept business from, any of the Company's or Parent Corporation's customers or clients, or known customer or client prospects, or otherwise induce or influence any such customer or client or known customer or client prospect to reduce its volume of business, or terminate or divert its relationship or otherwise in any way adversely affect its relationship, with the Company or Parent Corporation.

               (g)    The Executive acknowledges and agrees that the
restrictions and limitations contained in this Section 6 are reasonable as to scope and duration and necessary to protect the business of the Company and the
Parent Corporation, to protect their proprietary interest in their Confidential
Information, and to preserve for them the competitive advantage derived from maintaining the Confidential Information as secret. In the event that any of the restrictions and limitations contained in this Section 6 are deemed unreasonable or to otherwise exceed the time and/or geographic limitations permitted by applicable law, such provisions of this Section shall be reformed to conform with the maximum time and/or geographic limitations permitted by applicable law.

               (h)    The Executive acknowledges and agrees that it is
impossible to measure in money the damages which will accrue to the Company or the Parent Corporation if the Executive shall breach or be in default of any of the his representations or agreements set forth in this Section 6. Accordingly, if the Executive breaches or is in default of any of the representations or agreements set forth in this Section 6, the Company or Parent Corporation shall have the full right to seek injunctive relief, in addition to any other existing rights provided in this Agreement or by operation of law, without the requirement of posting bond. In any action or proceeding instituted by or on behalf of the Company or Parent Corporation to enforce any term of this Section
6, the Executive hereby waives any claim or defense thereto that the Company or
Parent Corporation has an adequate remedy at law or that the Company or Parent
Corporation has not been, or is not being, irreparably injured by the
Executive's breach or default. The rights and remedies of the Company and Parent
Corporation pursuant to this Section 6 are cumulative, in addition to, and shall not be deemed to exclude, any other right or remedy which the Company or Parent
Corporation may have pursuant to this Agreement or otherwise, at law or in equity.

              7.      Representations and Warranties of the Parties.

               (a)    In order to induce the Executive to enter into this
Agreement, the Company hereby represents and warrants to the Executive that (i)
the Company has the power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder, (ii) the execution and delivery of this Agreement by the Company and the performance of its obligations hereunder will not violate or be in conflict with any fiduciary or other duty, instrument, agreement, document, arrangement or other understanding to which the
Company is a party or by which it may be bound or subject and (iii) the Company is not a party to any instrument, agreement, document, arrangement or other understanding with any person restricting the disclosure by the Company to the
Executive of any confidential information or the hiring of the Executive for employment hereunder.

               (b)    In order to induce the Company to enter into this
Agreement, the Executive hereby represents and warrants to the Company that (i)
the Executive has the legal capacity and unrestricted right to execute and deliver this Agreement and to perform all of his obligations hereunder and (ii)
the execution and delivery of this Agreement by the Executive and the performance of his obligations hereunder will not violate or be in conflict with any fiduciary or other duty, instrument, agreement (including but not limited to any employment agreement), document, arrangement or other understanding to which the Executive is a party or by which he may be bound or subject.

                8.    Directors and Officers Insurance

               In connection with the Executive's employment hereunder, the
Executive shall be entitled to the maximum directors and officers liability insurance coverage as the Company or Parent Corporation may provide to its directors and officers from time to time.

                9.    Amendment and Modification.

               This Agreement may not be amended, modified or changed except by a writing signed by the parties hereto.

                10.   Waiver of Compliance; Consents.

               Except as otherwise provided in this Agreement, any failure of either of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefit thereof only by written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of a party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.

                11.   Notices.

               All notices and other communications hereunder shall be deemed given upon (a) the sender's confirmation of receipt of a facsimile transmission to the recipient's facsimile number set forth below, (b) confirmed delivery by a standard overnight carrier to the recipient's address set forth below, (c)
delivery by hand to the recipient's address set forth below or (c) the expiration of five (5) business days after the day mailed in the United States by certified or registered mail, postage prepaid, return receipt requested, addressed to the recipient's addresses set forth below (or, in each case, to or at such other facsimile number or address for a party as such party may specify by notice given in accordance with this Section 11):

               (a)    If to the Company or Parent Corporation, to:

                      _________________
                      _________________
                      _________________
                      _________________

                      With a copy to:

                      _________________
                      _________________
                      _________________
                      _________________

               (b)    If to the Executive, to:

                      _________________
                      _________________
                      _________________

                      With a copy to:

                      _________________
                      _________________
                      _________________
                      _________________

                12.   Binding Effect.

               This Agreement shall be binding upon and inure to the benefit of the Executive and his heirs and legal representatives and the Company and the
Parent Corporation and their successors and assigns.

                13.   Governing Law.

               This Agreement shall be deemed to have been made, drafted, negotiated and the transactions contemplated hereby consummated and fully performed in the State of Florida, and shall be governed by and construed in accordance with the internal laws of the State of Florida without regard to the conflicts of laws rules thereof.

                14.   Assignment.

               Neither this Agreement nor any of the Executive's rights, powers, duties or obligations hereunder may be assigned by the Executive.

                15.   Severability.

               If any provision of this Agreement shall be unenforceable under any applicable law, then notwithstanding such unenforceability the remainder of this Agreement shall continue in full force and effect.

                16.   Entire Agreement.

               This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters set forth herein and supersedes all prior agreements and understandings between the parties with respect to those matters. There are no promises, representations, warranties, covenants or undertakings other than those set forth herein.

                17.   Counterparts.

               This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which taken together shall constitute one and the same document.

               18.    Survival.

               To the extent required to give effect to the intent of the parties to this Agreement, the provisions of this Agreement shall survive any termination hereof and any termination of the employment of the Executive hereunder.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        SKYWAY COMMUNICATIONS HOLDING CORP.

                                        By: /s/ Jamee Kalimi
                                        Name:   Jamee Kalimi
                                        Title:  President

                                        SKY WAY AIRCRAFT, INC.

                                        By: /s/ James Kent
                                        Name:   James Kent
                                        Title:  President

                                            /s/ Brent Kovar
                                                Brent Kovar